SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.)
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Southern California Gas Company
(Name of Registrant as Specified In Its Charter)
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SOUTHERN CALIFORNIA GAS COMPANY
NOTICE OF
ANNUAL SHAREHOLDERS MEETING
The Southern California Gas Company (SoCalGas or the company) 2024 annual meeting of shareholders (Annual Shareholders Meeting) will be held on May 30, 2024, at 10 a.m., local time, at 488 8th Avenue, San Diego, California. SoCalGas is an indirect subsidiary of Sempra.
The Annual Shareholders Meeting will be held for the following purposes:
(1)	To elect the four director nominees named in the accompanying Information Statement.
(2)	To transact any other business that may properly come before the meeting.
The Annual Shareholders Meeting will be a business-only meeting. It will not include any presentations by management and the company does not encourage shareholder attendance. Additional information about the company is included in the 2023 Annual Report to Shareholders, which is being mailed to shareholders together with this Notice of Annual Shareholders Meeting and the accompanying Information Statement.
Shareholders of record at the close of business on April 1, 2024, are entitled to notice of, to vote at and to attend the Annual Shareholders Meeting and any adjournment or postponement thereof. Shareholders who decide to attend the meeting and own shares registered in their names will be admitted upon verification of record share ownership. Shareholders who decide to attend the meeting and own shares through banks, brokers or other nominees must present proof of beneficial share ownership (such as the most recent account statement prior to April 1, 2024) to be admitted.
Jennifer A. DeMarco
Corporate Secretary
Important Notice Regarding the Availability of Information Statement Materials for the
Annual Shareholders Meeting to be Held on May 30, 2024.
The Information Statement
and the Annual Report to Shareholders are available on the Internet at
https://www.edocumentview.com/SoCalGas.

INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
Southern California Gas Company is providing this Information Statement in connection with the 2024 annual meeting of its shareholders (Annual Shareholders Meeting) to be held on May 30, 2024, at 10 a.m., local time, at 488 8th Avenue, San Diego, California. The Notice of Annual Shareholders Meeting, this Information Statement and the 2023 Annual Report to Shareholders are being sent or given to shareholders beginning on or about April 25, 2024.
THE COMPANY
Southern California Gas Company, which we refer to as SoCalGas, the company, we, us or our, is an indirect subsidiary of Sempra. SoCalGas’ principal executive offices are located at 555 West 5th Street, Los Angeles, California 90013. Its telephone number is (213) 244-1200.
Additional information about the company is included in the 2023 Annual Report to Shareholders (2023 Annual Report) jointly produced by Sempra and SoCalGas, which is being mailed to shareholders together with this Information Statement. The 2023 Annual Report includes the company’s Annual Report on Form 10-K for the year ended December 31, 2023 (2023 Form 10-K), which has been filed with the U.S. Securities and Exchange Commission (SEC) jointly by Sempra, SoCalGas and Sempra’s other indirect subsidiary with U.S. publicly traded securities, San Diego Gas & Electric Company (SDG&E). These documents, as well as other documents SoCalGas files with the SEC, can be viewed on the Internet on the SEC’s website at www.sec.gov and are available on the Sempra website at www.sempra.com under the “Investors” and “SEC Filings” tabs. The company also will furnish a copy of its 2023 Form 10-K (excluding exhibits, except those that are specifically requested) without charge to any shareholder who so requests by writing to the company’s Corporate Secretary at 488 8th Avenue, San Diego, California 92101.
All website references in this Information Statement are inactive textual references, and the information on, or that can be accessed through, such websites does not constitute a part of this Information Statement.
OUTSTANDING SHARES AND VOTING RIGHTS
The SoCalGas Board of Directors has fixed April 1, 2024, as the record date for determining the shareholders of SoCalGas entitled to notice of and to vote at the Annual Shareholders Meeting and any adjournment or postponement thereof. On that date, SoCalGas’ outstanding shares consisted of 91,300,000 shares of common stock and 862,043 shares of preferred stock. All SoCalGas common stock and 50,970 shares of SoCalGas preferred stock are owned by Pacific Enterprises (PE), a wholly owned direct subsidiary of Sempra.
In electing directors, each share is entitled to one vote on each of the four director positions. Shareholders will be entitled to cumulate votes for the election of directors if any shareholder gives notice of an intention to do so at the meeting and prior to the voting. If that notice is given, all shareholders may cast all of their votes for any one director candidate whose name has been placed in nomination prior to the voting or may distribute their votes among two or more such candidates in such proportions as they may determine. In voting on any other matters that may be considered at the Annual Shareholders Meeting and any adjournment or postponement thereof, each share is entitled to one vote. The company does not expect there to be any broker non-votes at the Annual Shareholders Meeting. However, if there are any broker non-votes, each will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Shareholders Meeting and any adjournment or postponement thereof, but will not be considered a vote cast with respect to the election of directors or any other proposal for which it occurs.
The shares of SoCalGas owned by PE and indirectly owned by Sempra represent over 99% of SoCalGas’ outstanding shares and the number of votes entitled to be cast on the matters to be considered at the Annual Shareholders Meeting and any adjournment or postponement thereof. PE has advised SoCalGas that it intends to vote “FOR” each of the four nominees named in this Information Statement for election to the SoCalGas Board of Directors.
1

GOVERNANCE OF THE COMPANY
Generally, the business and affairs of SoCalGas are managed and all corporate powers are exercised by or under the direction of its Board of Directors in accordance with California General Corporation Law and SoCalGas’ Restated Articles of Incorporation and Bylaws, as amended.
Board of Directors
Board Meetings; Annual Shareholders Meeting
During 2023, the Board of Directors of SoCalGas held 16 meetings and each incumbent director attended at least 75% of the aggregate number of such meetings and of each committee of which the director was a member (in each case during the periods when he or she was a member).
The Annual Shareholders Meeting will be a business-only meeting without presentations by management. The company does not encourage attendance at the meeting by public shareholders. The Board of Directors encourages all nominees standing for election as directors to attend the Annual Shareholders Meeting. All directors in office as of the SoCalGas 2023 annual shareholders meeting attended that meeting. You may request directions to the location of the Annual Shareholders Meeting if you choose to attend in person by contacting the company’s Corporate Secretary at 488 8th Avenue, San Diego, California 92101.
Leadership Structure
Trevor I. Mihalik, Sempra’s Executive Vice President and Group President responsible for overseeing Sempra’s California utility businesses, serves as non-executive Chairman of our board. The board does not have an independent lead director. As a subsidiary of Sempra with none of its classes of stock listed on a national securities exchange, SoCalGas is not subject to stock exchange listing standards requiring independent directors and various board committees and, accordingly, has not established independence standards for its directors. All of the directors of the company are also officers of the company or of Sempra and, as a result, none qualifies as an independent director under the standards established by the New York Stock Exchange (NYSE) or any other national securities exchange for boards of directors or committees thereof.
Two standing committees, a Compensation Committee and a Safety Committee, assist the board in carrying out its responsibilities. In 2024, the SoCalGas Board of Directors established a Compensation Committee to assist the board in discharging its responsibilities relating to oversight of the evaluation and compensation of the company’s executives. The Compensation Committee operates under a written charter adopted by the board, a copy of which is set forth as Appendix A to this Information Statement. The duties of the Safety Committee are described below. The SoCalGas Board of Directors does not maintain an audit or nominating committee.
Nominees for election as directors are determined by the SoCalGas Board of Directors, and the board will not consider director candidates recommended by shareholders other than its direct and indirect parent companies. The board currently consists of Scott D. Drury, Chief Executive Officer (CEO) of SoCalGas, and three officers of Sempra with broad professional and business expertise. The board has nominated the four current directors for reelection to the board at the Annual Shareholders Meeting. Although Sempra and SoCalGas promote diversity in hiring employees and in the appointment of their officers, diversity is not further considered in selecting the individuals who serve as directors of SoCalGas.
All but one of the members of Sempra’s Board of Directors is an independent director under NYSE independence standards, and the Audit, Compensation and Talent Development, Corporate Governance and Safety, Sustainability and Technology Committees of Sempra’s Board of Directors are all entirely composed of independent directors. The Sempra Board of Directors also has adopted a Code of Business Conduct and Ethics for Directors and Principal and Executive Officers that applies to some of the current directors and certain of the executive officers of SoCalGas, and all directors and officers of SoCalGas also are subject to a Code of Business Conduct that applies to all employees of SoCalGas and Sempra. If either (i) a provision of such Code of Business Conduct and Ethics for Directors and Principal and Executive Officers is amended and the amendment relates to any element of the code of ethics definition set forth in Item 406(b) of SEC Regulation S-K or (ii) a waiver, including an implicit waiver, from a provision of such Code of Business Conduct and Ethics for Directors and Principal and Executive Officers is granted to our principal executive officer, principal financial officer or principal accounting officer or controller and the waiver relates to one or more of the elements of the code of ethics definition set forth in Item 406(b) of SEC Regulation S-K, then we intend to describe on our website under the “About Us” and “Management Team” tabs the date and nature of any such amendment or waiver and, if applicable, the name of the person to whom the waiver was granted, or if we do not make such disclosure on our website, we will include it in a current report on Form 8-K filed with the SEC.
Board Role in Risk Oversight
Assessing and monitoring risks and risk management are among the functions of the SoCalGas Board of Directors. SoCalGas’ management, including the company’s Vice President, Chief Risk & Compliance Officer, is responsible for identifying and assessing risk, and monitoring and reporting to the SoCalGas Board of Directors on the company’s plans to manage risk. Risk oversight at the management level is governed by the Enterprise Risk Management Committee, which is composed of senior management and chaired by the Chief Risk & Compliance Officer and is responsible for establishing, overseeing, periodically reviewing and working to improve upon enterprise risk management policies and practices across SoCalGas. Other management-level governing bodies also are tasked with reviewing, monitoring and mitigating risk, including SoCalGas’
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Energy Procurement Risk Management Committee, which is composed of members of senior management and chaired by the Chief Financial Officer and is responsible for the adoption, oversight, periodic review and enforcement of a comprehensive risk management framework governing energy trading activities conducted by the company’s gas acquisition department.
The SoCalGas Board of Directors has ultimate responsibility for risk oversight. The board fulfills its risk oversight function by, among other things, reviewing and overseeing the company’s strategic, financial and operating plans; receiving and reviewing other direct reports from management and discussing major risk categories with management on at least an annual basis or as needed due to changes in risk profiles; receiving periodic updates from the Chief Risk & Compliance Officer; and staying informed about developments in our industry and other current events that may impact the company. Additionally, the board may utilize committees to focus on specific risk areas. For example, the board has established a Safety Committee whose purpose is to advise and assist the board in the oversight of safety matters that affect the company, including matters related to employee, contractor, public and infrastructure safety, and with responsibilities that include, among other things, reviewing and monitoring the company’s safety culture, goals, and risks; the company’s risk management and oversight programs related to such safety matters; safety-related incidents and the measures and strategies taken by management to prevent, mitigate or respond to such incidents; and the company’s safety performance metrics. The board also believes that its leadership structure, with Sempra’s Executive Vice President and Group President responsible for overseeing Sempra’s California utility businesses serving as Chairman of our Board of Directors, supports the board’s risk oversight function by facilitating the allocation of risk-related functions between the board and management, with management having responsibility for implementing and supervising risk management processes and the board having responsibility for overseeing these matters.
Compensation Committee Interlocks and Insider Participation
During 2023, the SoCalGas Board of Directors was responsible for determining executive compensation for the company. Scott D. Drury, CEO of SoCalGas, and Lisa Larroque Alexander and Diana L. Day, each former officers of SoCalGas prior to 2023, are members of the board and participated in the board’s deliberations concerning executive compensation. Mr. Drury did not determine or approve any element or component of his own compensation, nor was he present during the board’s deliberations regarding his compensation.
In 2024, the SoCalGas Board of Directors delegated responsibility for executive compensation to the Compensation Committee of the board. The members of the Compensation Committee are Ms. Day, Mr. Drury and Trevor I. Mihalik. Other than Ms. Day, a former officer of SoCalGas, and Mr. Drury, a current officer of SoCalGas, none of the members of the Compensation Committee is currently, or has at any time been, an officer or employee of SoCalGas. None of the company’s executive officers currently serves, or has served during the past fiscal year, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of the SoCalGas Board of Directors or the Compensation Committee of the board.
Related Person Transactions
SEC rules require that SoCalGas describe any transaction since the beginning of 2023 or any currently proposed transaction, in each case involving more than $120,000, in which the company was or will be a participant and any of its directors, director nominees, executive officers, persons or entities known by the company to be a beneficial owner of more than 5% of the company’s common stock, or any member of their respective immediate families, had or will have a direct or indirect material interest. The SoCalGas Board of Directors has adopted a written policy that requires the board to review and approve any such “related person transaction” that is required to be disclosed. When evaluating any such transaction, the board focuses on a variety of factors on a case-by-case basis, which may include, among other things, the identity of the related person, the nature and terms of the transaction, the interest of the related person in the transaction and the dollar amount involved.
There have been no transactions requiring such review since the beginning of 2023.
Communications with the Board
Shareholders and other interested parties who wish to communicate with the SoCalGas Board of Directors or any individual director may do so by writing to the company’s Corporate Secretary at 488 8th Avenue, San Diego, California 92101 and addressing the communication to the SoCalGas Board of Directors or the individual director.
Compensation of Directors
All of our directors are employees of SoCalGas or Sempra and are not otherwise compensated for their service on the SoCalGas Board of Directors.
3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Representatives of Deloitte & Touche LLP, the independent registered public accounting firm for SoCalGas, are expected to attend the Annual Shareholders Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders. Deloitte & Touche LLP or its predecessors have served as the independent registered public accounting firm for SoCalGas or its parent company continuously since 1937. Deloitte & Touche LLP also serves as the independent registered public accounting firm for Sempra and SDG&E.
The following table shows fees paid to Deloitte & Touche LLP for services provided to SoCalGas for 2023 and 2022:
	2023		2022
(Dollars in Thousands)	Fees	% of Total	Fees	% of Total
Audit fees
Financial statements and internal controls audit	$3,970		$3,549
Regulatory filings and related services	85		130
Total audit fees	4,055	90%	3,679	92%
Audit-related fees
Employee benefit plan audits	304		287
Other audit-related services(A)	115		—
Total audit-related fees	419	9%	287	7%
Tax fees(B)	46	1%	17	1%
All other fees	—		—
Total fees	$4,520	100%	$3,983	100%
(A)	Other audit-related services primarily relate to statutory audits and agreed upon procedures.
(B)	Tax fees relate to tax consulting and compliance services.
The Audit Committee of Sempra’s Board of Directors is directly responsible for the appointment, compensation, retention and oversight, including the oversight of the audit fee negotiations, of the independent registered public accounting firm for Sempra and its subsidiaries, including SoCalGas. As a matter of good corporate governance, the SoCalGas Board of Directors also reviewed the performance of Deloitte & Touche LLP and concurred with the determination by Sempra’s Audit Committee to retain the firm as its independent registered public accounting firm for 2024. Sempra’s Board of Directors has determined that each member of its Audit Committee is an independent director and is financially literate and that Jack T. Taylor, who chairs the committee, is an audit committee financial expert as defined by the rules of the SEC.
Except where pre-approval is not required by SEC rules, Sempra’s Audit Committee pre-approves all audit, audit-related and permissible non-audit services provided by Deloitte & Touche LLP for Sempra and its subsidiaries, including SoCalGas, which includes all services provided by Deloitte & Touche LLP for SoCalGas in 2023 and 2022. The committee’s pre-approval policies and procedures provide for the general pre-approval of specific types of services and give detailed guidance to management as to the services that are eligible for general pre-approval, and they require specific pre-approval of all other permitted services. For both types of pre-approval, the committee considers whether the services to be provided are consistent with maintaining the firm’s independence. The committee’s policies and procedures also delegate authority to the Chair of the committee to address any requests for pre-approval of services between committee meetings, with any pre-approval decisions to be reported to the committee at its next scheduled meeting.
4

AUDIT REPORT
The Board of Directors of SoCalGas has reviewed and discussed with the company’s management the audited financial statements of the company for the year ended December 31, 2023.
Sempra’s Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the U.S. Securities and Exchange Commission. Sempra’s Audit Committee also has received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communications with Sempra’s Audit Committee concerning Deloitte & Touche LLP’s independence, and Sempra’s Audit Committee has discussed Deloitte & Touche LLP’s independence with the firm.
Based on these considerations, the Board of Directors of SoCalGas directed that the audited financial statements of SoCalGas be included in its Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the U.S. Securities and Exchange Commission.
BOARD OF DIRECTORS
Trevor I. Mihalik, Chair
Diana L. Day
Scott D. Drury
Lisa Larroque Alexander
5

SHARE OWNERSHIP
All of the outstanding shares of SoCalGas’ common stock are owned by PE and all of the outstanding shares of PE’s common stock are owned by Sempra. None of the directors or officers of SoCalGas owns any shares of SoCalGas’ preferred stock, and SoCalGas is unaware of any person, other than PE, who beneficially owns more than 5% of its outstanding shares of preferred stock.
The following table shows the number of shares of Sempra common stock beneficially owned as of April 1, 2024, by each director of SoCalGas, by each executive officer of SoCalGas named in the executive compensation tables in this Information Statement (named executive officers), and by all directors and executive officers of SoCalGas as of the date of this Information Statement as a group. The shares of common stock beneficially owned by each of our directors and named executive officers and by our directors and executive officers as a group in each case total less than 1% of Sempra’s outstanding shares of common stock. In calculating these percentages, shares under the heading “Phantom Shares” are not included because these phantom shares (i) cannot be voted and (ii) may only be settled for cash or cannot be settled for shares of Sempra common stock within 60 days after April 1, 2024. As of April 1, 2024, 632,606,408 shares of Sempra common stock were outstanding.
Name	Shares of Sempra Common Stock(A)	Shares Subject to Exercisable Options(B)	Total Shares Beneficially Owned	Phantom Shares(C)	Total Shares Beneficially Owned Plus Phantom Shares
David J. Barrett	5,458	—	5,458	327	5,785
Maryam S. Brown	5,369	—	5,369	4,343	9,712
Jimmie I. Cho	1,257	—	1,257	10,218	11,475
Diana L. Day	8,636	—	8,636	693	9,329
Mia L. DeMontigny	6,295	—	6,295	—	6,295
Scott D. Drury	7,618	—	7,618	2,590	10,208
Lisa Larroque Alexander	4,540	—	4,540	—	4,540
Trevor I. Mihalik	8,875	218,112	226,987	64,462	291,449
Directors and Executive Officers as a Group (8 persons)	48,048	218,112	266,160	82,633	348,793
(A)
None of our directors or executive officers beneficially owned any shares of Sempra’s 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C, as of April 1, 2024; therefore, no such shares are shown in this table.

(B)	Shares that may be acquired through the exercise of stock options that currently are exercisable or will become exercisable within 60 days after April 1, 2024.
(C)
Phantom shares represent deferred compensation deemed invested in shares of Sempra common stock. These phantom shares track the performance of Sempra common stock but cannot be voted and may only be settled for cash, except for 10,218 phantom shares deferred by Mr. Cho, 495 phantom shares deferred by Ms. Day, and 10,627 phantom shares deferred by Mr. Mihalik, in each case in connection with the vesting of certain performance-based restricted stock units, which also cannot be voted but may only be settled for shares of Sempra common stock following separation of service from the company. All phantom shares are either fully vested or will vest within 60 days after April 1, 2024.

6

Based on a review through April 1, 2024 of filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (Exchange Act), the following table shows each person or entity known by us to be a beneficial owner of more than 5% of Sempra common stock:
Name and Address of Beneficial Owner	Shares of Sempra Common Stock	Percent of Class(E)
BlackRock, Inc.(A) 50 Hudson Yards New York, NY 10001	63,318,735	10.0%
The Vanguard Group(B) 100 Vanguard Blvd. Malvern, PA 19355	61,166,858	9.7%
Capital International Investors, division of Capital Research and Management Company(C) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	56,098,217	8.9%
State Street Corporation(D) State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	34,247,325	5.4%
(A)
The information regarding BlackRock, Inc. is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 24, 2024 reflecting shares of Sempra common stock beneficially owned as of December 31, 2023 (the BlackRock 13G/A). According to the BlackRock 13G/A, includes sole voting power with respect to 58,054,302 shares and sole dispositive power with respect to 63,318,735 shares.

(B)
The information regarding The Vanguard Group is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024 reflecting shares of Sempra common stock beneficially owned as of December 29, 2023 (the Vanguard 13G/A). According to the Vanguard 13G/A, includes shared voting power with respect to 1,084,351 shares, sole dispositive power with respect to 58,183,289 shares and shared dispositive power with respect to 2,983,569 shares.

(C)
The information regarding Capital International Investors, a division of Capital Research and Management Company, as well as certain of its investment management subsidiaries and affiliates (Capital), is based solely on a Schedule 13G/A filed by Capital with the SEC on February 9, 2024 reflecting shares of Sempra common stock beneficially owned as of December 29, 2023 (the Capital 13G/A). According to the Capital 13G/A, includes sole voting power with respect to 55,764,521 shares and sole dispositive power with respect to 56,098,217 shares.

(D)
The information regarding State Street Corporation is based solely on a Schedule 13G/A filed by State Street Corporation with the SEC on January 30, 2024 reflecting shares of Sempra common stock beneficially owned as of December 31, 2023 (the State Street 13G/A). According to the State Street 13G/A, includes shared voting power with respect to 21,709,425 shares and shared dispositive power with respect to 34,147,957 shares.

(E)
The percentages are calculated based on (i) the number of shares of Sempra common stock reflected as being beneficially owned by each beneficial owner as of December 29 or December 31, 2023, as applicable, in its filing made under Section 13(g) of the Exchange Act as described in the other footnotes to this table, and (ii) 632,606,408 shares of Sempra common stock outstanding as of April 1, 2024.

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PROPOSAL 1: ELECTION OF THE FOUR DIRECTOR NOMINEES NAMED IN THIS INFORMATION STATEMENT
At the Annual Shareholders Meeting, four directors will be elected to serve in office until the next annual shareholders meeting and until their respective successors have been elected and qualified or until their earlier resignation or removal. The four director candidates receiving the highest number of affirmative votes will be elected as directors of the company. Abstentions and votes against any director, if any, will have no effect on the outcome of the election of directors (but if you indicate “ABSTAIN” on any or all nominees, your vote will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Shareholders Meeting and any adjournment or postponement thereof).
The following sets forth information, as of the mailing date of this Information Statement, regarding the four director nominees named in this Information Statement for election at the Annual Shareholders Meeting. This information includes biographical information, business experience and service on other public company boards. In addition, we discuss below the specific experience, qualifications, attributes and skills that make each director candidate a well-qualified and valuable board member.

Diana L. Day, 59, became a director of SoCalGas in October 2022. She has been Chief Legal Counsel of Sempra since January 2024 and previously had served as a Deputy General Counsel of Sempra since October 2022. She served as Senior Vice President and General Counsel of SDG&E from August 2020 to October 2022, Vice President and General Counsel of SDG&E from January 2019 to August 2020, and Chief Risk Officer of SDG&E from August 2019 to October 2022. Prior to that, she was Acting General Counsel of SDG&E from September 2017 to January 2019, and Vice President – Enterprise Risk Management and Compliance for SDG&E and SoCalGas from 2014 to January 2019. Ms. Day has held various other leadership positions since she joined the Sempra family of companies in 1997.
Ms. Day’s extensive expertise in governance matters and other aspects of business and corporate law makes her a valuable member of our board.

Scott D. Drury, 59, became CEO and a director of SoCalGas in August 2020. From January 2017 to July 2020, he served as President of SDG&E. Mr. Drury was SDG&E’s Chief Energy Supply Officer from 2015 to 2016 and was SDG&E’s Vice President, Diversity and Inclusion from 2011 to 2015. Prior to that, he held several other senior-level positions during his more than 35-year tenure with the Sempra family of companies.
Mr. Drury has served our company and its affiliates in a broad range of management roles. His extensive and comprehensive management experience makes him a valuable member of our board.

Lisa Larroque Alexander, 50, became a director of SoCalGas in March 2019. She has been Senior Vice President, Corporate Affairs and Chief Sustainability Officer of Sempra since April 2020. Before that, Ms. Larroque Alexander served as Vice President–Corporate Communications and Sustainability of Sempra from May 2018 to April 2020, Vice President–Customer Solutions, Communications and Environmental Strategy of SoCalGas from April 2018 to May 2018, Vice President–Customer Solutions and Communications of SoCalGas from May 2016 to April 2018, and in several other positions since joining SoCalGas in 2011. Previously, Ms. Larroque Alexander was a management consultant to the energy and utilities sector and, prior to that, held leadership positions in strategy, marketing and consulting.
Ms. Larroque Alexander has served our company and its affiliates in a broad range of roles and her extensive experience and in-depth understanding of the company’s business make her a valuable member of our board.

Trevor I. Mihalik, 57, became a director and the non-executive Chairman of SoCalGas in January 2024. He has been Executive Vice President and Group President of Sempra since January 2024. Prior to that, he was Executive Vice President and Chief Financial Officer of Sempra from May 2018 to December 2023 and served as Sempra’s Senior Vice President from December 2013 until April 2018 and as its Controller and Chief Accounting Officer from July 2012 until April 2018. Mr. Mihalik has served as an officer, manager, or member of the board of directors of various Sempra subsidiaries or entities in which Sempra holds an equity interest, including serving on the board of directors of each of SDG&E and Oncor Electric Delivery Company LLC. Mr. Mihalik rejoined the board of directors and became non-executive Chairman of SDG&E in January 2024. In addition, since December 2019, he has served on the board of directors of WD-40 Company, a global marketing organization that develops and sells maintenance, homecare and cleaning products.
Mr. Mihalik has served our company and its affiliates in a broad range of management roles. His extensive and comprehensive management and corporate governance experience makes him a valuable member of our board.

8

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
What information is provided in this section of the Information Statement?
In this Compensation Discussion and Analysis, we:
•	Outline our compensation philosophy and program goals
•	Discuss how the SoCalGas Compensation Committee determines executive pay
•	Describe each element of executive pay, including base salaries, short-term and long-term incentives and executive benefits
•	Describe the rationale for each element of executive pay in the context of our compensation philosophy and program goals
All information about Sempra shares of common stock in this Compensation Discussion and Analysis and the following Compensation Tables reflects the two-for-one split of Sempra’s common stock in the form of a 100% stock dividend that was distributed to its shareholders on August 21, 2023.
Who are the named executive officers?
This Compensation Discussion and Analysis focuses on the compensation of the following individuals, who we collectively refer to as our named executive officers:
Named Executive Officer	Title
Scott D. Drury	Chief Executive Officer
Maryam S. Brown	President
Jimmie I. Cho	Chief Operating Officer
David J. Barrett	Senior Vice President and General Counsel
Mia L. DeMontigny	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer
Table 1
What is our executive compensation philosophy and what are the goals of our executive compensation program?
Our Compensation Committee sets the company’s executive pay philosophy, which emphasizes:
•	Performance-based incentives aligned with shareholder value creation
•	Alignment of pay with short-term and long-term company performance
•	Balance between short-term and long-term incentives
•	More pay tied to performance at higher levels of responsibility
Our executive compensation program goals include:
•	Aligning executive compensation with the interests of shareholders and other stakeholders
•	Linking executive compensation to both annual and long-term business and individual performance
•	Motivating executives to achieve superior performance
•	Attracting and retaining executives with outstanding ability and experience who demonstrate high standards of integrity and ethics
Elements of our 2023 executive pay program that exemplify our pay-for-performance philosophy and goals include:
•	More than 70% of our CEO’s target total direct pay is in “at-risk” compensation in the form of a performance-based annual bonus and long-term equity-based incentives
•	Performance measures for the performance-based annual bonus are directly linked to the financial and operational performance of SoCalGas and Sempra
•
Long-term incentive compensation is primarily delivered through performance-based restricted stock units. The performance measures for the annual performance-based restricted stock unit awards are based on Sempra’s relative total shareholder return (TSR) and earnings per common share (EPS) growth

We believe this compensation philosophy enables us to attract, motivate and retain key executive talent and promote strong, sustainable long-term performance.
What compensation governance measures are in place?
We believe our compensation practices, which are highlighted below, reflect our pay-for-performance philosophy and program goals and our commitment to sound corporate governance.
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What We Do:
•	We use multiple, and complementary, performance measures in our annual and long-term incentive plans to link pay to performance and shareholder interests
•
Our performance-based annual bonuses are based on performance measures related to safety and safety management systems, customer service and other stakeholder goals, as well as Sempra’s and SoCalGas’ earnings (as adjusted for annual bonus purposes, which is referred to as EICP Earnings, a non-GAAP financial measure) (see “Compensation Components—Performance-Based Annual Bonuses” below for additional information)

•	We use Sempra’s relative TSR and Sempra’s EPS growth as the primary performance measures for long-term equity- based incentives
•	We review external market data when making compensation decisions
•	An independent advisor has conducted a risk assessment of our executive compensation program
•
Our clawback policy requires the recovery of certain incentive compensation received by the Chief Executive Officer, as required under the Sarbanes-Oxley Act of 2002, in the event of certain qualifying accounting restatements, and provides that the Compensation and Talent Development Committee of the Sempra Board of Directors may require the recovery of compensation from awards made under the Sempra 2019 Long-Term Incentive Plan (Sempra 2019 LTIP), including time-based awards and annual incentive awards, if the recipient of such an award’s fraudulent or intentional misconduct materially affected the operations or financial results of Sempra or its subsidiaries, including SoCalGas, even if such misconduct did not result in an accounting restatement

•
Officers are subject to share ownership guidelines ranging from three times base pay for SoCalGas’ CEO, President, and Chief Operating Officer to one times base pay for SoCalGas’ vice presidents (see “Share Ownership Guidelines” below for additional information)

•
The Sempra 2019 LTIP, in which SoCalGas employees participate, includes “double-trigger” equity vesting upon a change in control of Sempra (see “Severance and Change in Control Arrangements” below for additional information)

What We Don’t Do:
•
Long-term incentive plan awards are granted from a Sempra shareholder-approved plan that prohibits stock option repricing (at this time, no executive officer has any outstanding stock options) and cash buyouts without shareholder approval

•
All employees and directors are prohibited from engaging in any hedging transaction with respect to any Sempra or SoCalGas equity securities, and all officers and directors are prohibited from pledging any Sempra or SoCalGas securities

•	No excise tax gross-ups are provided for in our named executive officers’ severance or equity award agreements, and no named executive officers received any excise tax gross-ups in 2023
•	No “single-trigger” cash severance benefits are provided upon a change in control (see “Severance and Change in Control Arrangements” below for additional information)
•	None of the named executive officers has an employment contract
•	None of the named executive officers receives uncapped incentives
•	No executive officer, including SoCalGas’ CEO, participates in decisions regarding his or her own compensation
•	No excessive perquisites; all have a specific business rationale
DETERMINING EXECUTIVE PAY
How is external market data used in determining pay?
External pay data is used to help align executive compensation levels with the labor market. The SoCalGas Compensation Committee views the labor market for our most senior positions as a nationwide, broad cross-section of companies in various industries, and recognizes that this labor market varies by position. The committee reviews general industry and utility industry market pay data from multiple surveys. Information about specific surveys or specific companies in the survey data is not provided to the committee.
What is the role of internal equity in determining pay?
Internal pay equity principles are used to determine the compensation for positions that are unique or difficult to compare to market data. Internal equity is also considered in establishing compensation for positions considered to be equivalent in responsibilities and importance, especially where precise external data is not available.
What is the SoCalGas Compensation Committee’s role in determining pay?
The primary role of the SoCalGas Compensation Committee, which was established in January 2024, is to assist the board in discharging the board’s responsibilities relating to oversight of the evaluation and compensation of SoCalGas’ executive officers and other officers, if any, and  other matters as directed by the board. The committee’s responsibilities include evaluating the performance of officers, determining officer annual salaries and awards under the company’s incentive compensation plans; and making recommendations for officer awards under Sempra’s long-term incentive plans (LTIP) and nominations of non-officer employees for participation in these LTIPs.
The Compensation Committee expects to hold at least three regularly scheduled meetings each year and additional meetings when needed. The committee’s Chair approves the agenda prior to each meeting. Three directors currently sit on the committee.
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The Compensation Committee:
•	Sets its regular meeting dates and standing agenda items annually
•	Considers standing agenda items and other topics at each meeting
•	Recommends changes to its charter for approval by the board as needed
•	Provides regular updates to the full board regarding its proceedings, recommendations and decisions
The Compensation Committee’s charter is attached to this Information Statement as Appendix A.
Except as otherwise expressly stated or as indicated by the context, this Compensation Discussion and Analysis reflects the role and responsibilities of the Compensation Committee as of the date of this Information Statement. Because the Compensation Committee was not established until January 2024, all roles and responsibilities described herein as being held by the committee were held by the full SoCalGas Board of Directors at all relevant times prior to the committee’s establishment.
What is SoCalGas management’s role in determining pay?
SoCalGas’ CEO is a member of the Compensation Committee and, as such, he attends each SoCalGas Compensation Committee meeting. Our human resources department assists the committee by preparing compensation information and analyses for its consideration. Our accounting, finance and law departments also support the committee with respect to compensation-related matters as needed. The committee members generally receive presentation materials in advance of committee meetings.
Our executive officers do not determine or approve any element or component of their own compensation, nor are they present during the committee’s deliberations regarding their own compensation. This includes base salary, performance-based annual bonus, long-term equity-based incentives and all other aspects of compensation. The committee seeks our CEO’s views on the performance of our other executive officers, and he makes pay recommendations for these officers.
Are the results of the most recent shareholder advisory vote on executive compensation considered in determining executive pay?
Our shareholders presently have the opportunity to cast an advisory vote on our executive compensation, or a “say-on-pay” vote, once every three years at our annual shareholders meetings. At the 2023 annual meeting of our shareholders, which was the last time a say-on-pay vote occurred prior to the Annual Shareholders Meeting, the say-on-pay proposal received approval from every share that was voted on the proposal at the meeting, which were all voted by PE, our controlling shareholder. The Compensation Committee believes this approval affirms our controlling shareholder’s support for our approach to executive compensation, and therefore has not significantly altered our compensation policies or practices since 2023.
MANAGING RISK IN COMPENSATION PLANS
How does the SoCalGas Compensation Committee seek to mitigate risk in the company’s executive compensation program?
The SoCalGas Compensation Committee seeks to mitigate risk in our executive compensation program by balancing short-term and long-term incentives and linking a higher proportion of total compensation to long-term incentives. Risk is also managed through incentive plan design and the selection of performance measures.
Our compensation risk management is further strengthened by our clawback policy, our anti-hedging and pledging policies and our executive share ownership guidelines, each of which is discussed in further detail elsewhere in this Compensation Discussion and Analysis.
An independent consultant, Exequity, conducted a risk assessment of our 2023 compensation programs. Exequity’s findings concluded that our compensation programs do not create risks that are likely to have a material adverse impact on the company.
What are some of the risk mitigation features in the company’s executive compensation programs?
Specific examples of safeguards and risk mitigation features found in our executive compensation programs are listed below. Our 2023 performance-based annual bonuses include the following risk mitigation features:
•	Limiting the payout at the maximum performance level to 200% of target
•
Using company financial performance measures that are based on the earnings reported in our financial statements, with certain adjustments that are limited and predefined and the potential for others related to unplanned or unforeseen items, all of which are made only after thoughtful consideration

•
Incorporating performance measures important to our business operations, including safety and safety management systems and customer service and other stakeholder goals, in addition to the company financial performance measures

•	Providing the SoCalGas Compensation Committee with discretion over certain incentive plan payouts
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Our 2023 long-term equity-based incentives include the following risk mitigation features:
•
Using a balanced mix of multiple types of awards and performance measures, consisting of a market-based performance measure (Sempra’s relative TSR), a financial performance measure (Sempra’s long-term EPS growth) and a service-based measure (service-based restricted stock units)

•	Measuring Sempra’s TSR against the S&P 500 Index and the S&P 500 Utilities Index(1) rather than against peer groups selected by Sempra, which reduces subjectivity in the determination of peer groups
•	Using multi-year performance periods to promote a longer-term performance horizon
•	Providing zero payouts for performance-based awards if performance is below the 25th percentile threshold level
•	Limiting the maximum payout level for performance-based restricted stock unit awards to 200% of the target number of units (including reinvested dividend equivalents)
PAY MIX
What is “pay mix”?
Pay mix is the relative value of a named executive officer’s total direct pay opportunity for each of the three components of total direct compensation at target company performance. Figure 1 shows the 2023 pay mix for our CEO.

Figure 1
Note: Based on the CEO’s annual base salary as of December 31, 2023, 2023 target performance-based annual bonus and the target grant date value of 2023 long-term equity-based incentives.
Why is pay mix important?
Our pay mix is designed to align the interests of executives with the interests of shareholders and other stakeholders by providing a greater proportion of target annual compensation through performance-based annual bonuses and long-term equity-based incentives rather than base salary. This means that most pay is intended to be variable and increase or decrease based on company performance. As shown in Figure 1, more than half of Mr. Drury’s target total direct pay opportunity in 2023 was in the form of long-term equity-based incentives and more than 70% was in the form of at-risk variable incentive pay.
Actual pay mix may vary substantially from target pay mix. This may occur as a result of company performance, which greatly affects annual bonuses and payout percentages for EPS growth-based LTIP awards, and Sempra common stock performance, which significantly impacts payout percentages for TSR-based LTIP awards and the ultimate value realized for all equity awards.
Figure 2 shows the percentage of each component of the total 2023 direct pay opportunity as of December 31, 2023 at target company performance for each of our named executive officers.
(1)	For purposes of long-term equity-based incentive awards, all references to the S&P 500 Utilities Index refer to the companies constituting the S&P 500 Utilities Index, excluding water companies.
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Figure 2
Note: Based on annual base salary and target performance-based annual bonus as of December 31, 2023 and the target grant date value of 2023 long-term equity-based incentives (excluding any special awards) for each named executive officer.
COMPENSATION COMPONENTS
What are the primary components of SoCalGas’ executive compensation program?
The primary components of our executive compensation program, which also comprise the three components of each named executive officer’s total direct compensation, are:
•	Base salaries
•	Performance-based annual bonuses
•	Long-term equity-based incentive awards granted by Sempra
Additional benefits include participation in health and welfare programs and retirement and savings plans, as well as personal benefits and severance pay agreements.
All of our named executive officers generally participate in the same compensation program. However, compensation levels for named executive officers vary substantially based on the roles and responsibilities of the individual officers.
1.  Base Salaries
What is the role of base salaries in SoCalGas’ executive compensation program, and how are base salaries determined and reviewed?
Our executive compensation program emphasizes performance-based pay. This includes annual cash bonuses and long-term equity-based incentives. However, base salaries remain a common and necessary element of compensation for attracting and retaining outstanding employees at all levels.
The SoCalGas Compensation Committee annually reviews base salaries for executive officers. The committee considers the following factors, among others, in its review:
• Market salary data from multiple surveys	• Retention needs
• Individual contributions and performance	• Reporting relationships
• Labor market conditions	• Internal pay equity
• Complexity of roles and responsibilities	• Experience
• Succession planning
Base salaries also may be reviewed and adjusted during the year (between annual reviews) for various reasons, including in the event of promotions or other job title changes, modifications to reporting relationships or job functions, or changes to any of the other factors described above or other circumstances considered relevant.
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What base salary adjustments were made in 2023?
In January 2023, Mr. Drury received a salary increase of 5.8%, Mss. Brown and DeMontigny received salary increases of 6.0% and Messrs. Cho and Barrett received salary increases of 5.0%.
2.  Performance-Based Annual Bonuses
How are potential bonus opportunities determined?
Each year the SoCalGas Board of Directors establishes performance measures and dollar guidelines for performance-based cash bonus payments under the SoCalGas Executive Incentive Compensation Plan (the EICP). The safety measures and measures related to safety management systems are also reviewed by the board’s Safety Committee. Consistent with our pay-for-performance philosophy, the performance measures do not provide for any bonus payment unless the company meets the threshold (minimum) performance level for the year. Bonus opportunities increase from 14% of target for performance at the threshold level to 200% of target for performance at the maximum level.
The board may apply discretion in determining the results of performance measures and the committee may apply discretion in determining awards, in each case by taking into consideration the contributions of each named executive officer or other factors deemed relevant.
What were the potential bonus opportunities for each named executive officer for 2023 performance?
Potential bonus opportunities at target company performance as of December 31, 2023 are expressed as a percentage of each named executive officer’s base salary as of December 31, 2023 and as a dollar value below.
Named Executive Officer	Target %	Target Value
Scott D. Drury	80%	$560,000
Maryam S. Brown	60%	$295,100
Jimmie I. Cho	60%	$290,900
David J. Barrett	50%	$196,900
Mia L. DeMontigny	50%	$193,500
Table 2
What were the 2023 annual bonus performance goals for the named executive officers?
The 2023 performance measures for the SoCalGas EICP consisted of (i) safety measures and measures related to safety management systems, (ii) customer service and other stakeholder-focused measures, and (iii) SoCalGas and Sempra earnings adjusted for EICP purposes (EICP Earnings). The relative weights of these measures as a percentage of the overall target were 60%, 13% and 27%, respectively.
How were the 2023 EICP Earnings goals determined?
The SoCalGas EICP Earnings target of $780 million was based on SoCalGas’ financial plan with certain adjustments for incentive plan purposes. Targets for the operational measures were based on safety and safety management systems, and customer service and other stakeholder-focused goals.
EICP Earnings for SoCalGas and Sempra may be higher or lower than earnings reported in the companies’ financial statements due to certain predefined adjustments.
Consistent with the approach taken in prior years, it was determined at the beginning of the year that the calculation of SoCalGas earnings and Sempra earnings for EICP purposes would be adjusted as shown below. In addition, the SoCalGas Board of Directors has, but did not use, discretion to adjust earnings for other unplanned or unforeseen items that may occur during the course of the year.
•	Exclude the impact of any unplanned changes in tax laws or regulations and accounting rule changes
•
Exclude certain nonrecurring items at the discretion of the Compensation and Talent Development Committee of the Sempra Board of Directors, provided that such items do not have a material adverse impact on Sempra’s common stock price, also as determined by the Compensation and Talent Development Committee. Such items would include but not be limited to:

•
the pro forma earnings impact of any acquisition or divestiture to the extent the earnings impact of such acquisition or divestiture or related transaction and integration cost is not included in the EICP Earnings target

•	nonrecurring gains or losses related to RBS Sempra Commodities, which was sold in four separate transactions completed in 2010 and 2011 (does not impact SoCalGas EICP Earnings)
•	Exclude any realized impacts from the Port Arthur final investment decision-contingent interest rate hedge (does not impact SoCalGas EICP Earnings)
•	Exclude the variance from plan of the foreign exchange gains or losses, net of inflation, including any associated cost of hedging (does not impact SoCalGas EICP Earnings)
•	Exclude mark-to-market gains or losses
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•	Exclude gains or losses related to legacy litigation matters
•	Exclude 90% of any gains or losses related to asset sales and impairments in connection with a sale to the extent the earnings impact of such item is not included in the EICP Earnings target
•	Exclude items that are required to be excluded from annual bonus compensation under the SDG&E and/or SoCalGas General Rate Case decisions
•	Exclude any earnings impact associated with the decommissioning of the San Onofre Nuclear Generating Station (does not impact SoCalGas EICP Earnings)
•	Exclude the variance from plan of the liability insurance expense not recoverable through balancing accounts
•	Exclude the variance from plan of any impairments of the California Assembly Bill 1054 Wildfire Fund (does not impact SoCalGas EICP Earnings)
•
Exclude the variance from plan of the impact of material, pending regulatory matters, such as the California Cost of Capital and U.S. Federal Energy Regulatory Commission Independent System Operator adder

•	Exclude one-time nonqualified pension settlement charges and LTIP tax windfall or shortfall to the extent such items are not included in the EICP Earnings target
•
Limit impact of rabbi trust results (net of deferred compensation) to +/-5% (percentage points) of the EICP Earnings result as calculated without such gains or losses (does not impact SoCalGas EICP Earnings)

•
Exclude the impact of authorized decisions of the SoCalGas Board of Directors that could impact earnings including, but not limited to, issuing debt or preferred stock securities exceeding planned amounts to fund dividends, legal settlements or other strategic expenses approved by the board (does not impact Sempra EICP Earnings)

•
At the discretion of the SoCalGas Board of Directors, exclude the after-tax effect of the difference between the actual and planned intercompany allocations from Sempra and SDG&E for shared services charges, including performance-based annual bonus allocations (does not impact Sempra EICP Earnings)

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What were the performance results for the 2023 Executive Incentive Compensation Plan?
Overall company performance on the 2023 SoCalGas EICP performance measures was at 166.09% of target performance. Details of the plan metrics and results are provided below.
2023 SoCalGas Executive Incentive Compensation Plan Performance Measures	Weight	Performance Goals(1)			Actual	% of Target Achieved
		Threshold	Target	Maximum
Safety and Safety Management Systems
Employee Safety–Lost Time Incident Rate	4%	0.76	0.66	0.56	0.93	0%
Employee Safety–Near Miss/Stop the Job Reports	4%	400	500	600	1,672	200%
Employee Safety–Environmental and Safety Compliance Management Program Corrective Action Completion Percentage	4%	95%	99%	100%	100%	200%
Employee Safety–Driving Observation Rate	4%	90%	95%	100%	99.83%	197%
Customer, Public & System Safety A1 Gas Leak Order Response Time	6%	92.6%	93.0%	93.5%	93.59%	200%
Customer, Public & System Safety–Damage Prevention: Damages per USA Ticket Rate	6%	2.53	2.30	2.19	2.11	200%
Customer, Public & System Safety–Gas System Methane Emissions Reductions–Percent of Planned High-Pressure Blow-down Events Releasing Less Than or Equal to 1 Million Cubic Feet and Achieve at least 90% Emissions Reduction per Event	6%	85%	90%	95%	96%	200%
Customer, Public & System Safety–Pipeline Safety Enhancement Program Pipeline Miles Remediated	6%	25	35	50	27	20%
Customer, Public & System Safety–Distribution Integrity Management Program–Miles of Vintage Mains and Services Replaced	6%	144	152	160	155	138%
Customer, Public & System Safety–Average Time to Repair Non-Hazardous Leaks	6%	10 Months	9 Months	8 Months	7.7 Months	200%
Cybersecurity–Annual Average Phishing Report Rate	2%	67%	71%	75%	80.53%	200%
Safety Culture Enhancements–Complete Initiatives Identified in the Safety Culture Improvement Plan	6%	4 Initiatives	5 Initiatives	6 Initiatives	5 Initiatives	100%
Subtotal: Safety and Safety Management Systems	60%					152%
Customer Service and Other Stakeholders
Execute Clean Energy Transition Plan	3%	3 Projects	4 Projects	5 Projects	6 Projects	200%
Advance Renewable Natural Gas Interconnection Milestones on SoCalGas System	2%	3	4	5	5	200%
Touchpoint Action Program (TAP): Ease of Doing Business with SoCalGas	2%	55.1	56.5	57.9	46.6	0%
Purchasing-Supplier Diversity	2%	38%	40%	43%	44.05%	200%
Execute Diversity, Equity & Inclusion Priorities	2%	4 Action Items	5 Action Items	6 Action Items	6 Action Items	200%
New Business Customer Experience: Payout % based on average of (1) and (2) below:	2%					200%
(1) Gas Distribution On-Time Performance		85%	90%	94%	95%
(2) New Construction Status Tracker–Overall Satisfaction with New Construction Projects		45.6%	52.1%	58.5%	64.7%
Subtotal: Customer Service and Other Stakeholders	13%					169%
Financial
SoCalGas EICP Earnings	20%	$753	$780	$807	$813	200%
Sempra EICP Earnings	7%	$2,561	$2,784	$3,007	$2,977	187%
Subtotal: Financial	27%					197%
Total	100%					166.37%
Table 3
(1)
The payout scale ranges from 0% below threshold performance to 200% for maximum performance, with threshold performance paying out at (i) 0% for safety measures and measures related to safety management systems and customer service and other stakeholder-focused measures and (ii) 50% for financial measures, and target performance paying out at 100%.

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What adjustments were applied to GAAP earnings to determine EICP Earnings?
Reconciliations of 2023 SoCalGas and Sempra earnings computed in accordance with generally accepted accounting principles in the United States of America (GAAP) to EICP Earnings are provided below.
SoCalGas Earnings (Dollars in Millions)	Reconciliation
GAAP Earnings	$811
Predefined Adjustments:
Exclude differences between actual and planned intercompany allocations for shared services charges from Sempra and SDG&E and liability insurance expense not recoverable through balancing accounts	2
EICP Earnings	$ 813
Table 4
Sempra Earnings (Dollars in Millions)	Reconciliation
GAAP Earnings	$3,030
Predefined Adjustments:
Exclude variance from plan of foreign exchange gains or losses, unrealized mark-to-market gains/losses on certain derivatives at Sempra Infrastructure, the net loss associated with an interest rate contingent swap, a change in accounting methodology, unplanned rabbi trust investment returns (related to nonqualified pension and deferred compensation) in excess of specified limits, California Assembly Bill 1054 wildfire fund impairments, impact associated with decommissioning the San Onofre Nuclear Generating Station (SONGS), and an unplanned LTIP tax shortfall	(57)
Exclude the impact of an unplanned Oncor regulatory disallowance	44
Exclude gains or losses related to legacy litigation matters related to RBS Sempra Commodities	(40)
EICP Earnings	$2,977
Table 5
What were the Executive Incentive Compensation Plan payouts to the named executive officers for 2023 performance?
As shown in Table 3 above, the overall performance results on the 2023 SoCalGas EICP performance measures was at 166.37% of target performance. Based on this 2023 performance, including the review by the board’s Safety Committee of the performance on safety measures and measures related to safety management systems, as well as consideration of the contributions of each named executive officer in 2023, the SoCalGas Board of Directors approved the performance results under the EICP and the Compensation Committee approved the payment of the annual bonuses shown in Table 6.
Named Executive Officer	Bonus
Scott D. Drury	$931,700
Maryam S. Brown	$490,900
Jimmie I. Cho	$483,900
David J. Barrett	$327,600
Mia L. DeMontigny	$321,900
Table 6
3. Long-Term Equity-Based Incentives
How much of each named executive officer’s target total direct compensation package is from long-term equity-based incentives, and who grants these incentives?
Long-term equity-based incentives are a large component of each named executive officer’s target total direct compensation package. See Figure 2 for these percentages. Long-term equity-based incentives are granted to our executives by the Compensation and Talent Development Committee of the Sempra Board of Directors based on the recommendations of the SoCalGas Compensation Committee.
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What type of equity is granted?
In accordance with our pay-for-performance philosophy, two-thirds of the 2023 annual LTIP award for each of our named executive officers was in the form of performance-based restricted stock units. The remaining one-third was in the form of service-based restricted stock units. The 2023 performance-based restricted stock units are subject to vesting at the end of three years and the service-based restricted stock units vest ratably over three years.
Why is this type of equity used?
This equity award structure was approved after considering many variables, including alignment with shareholder interests, retention, plan expense, share usage, market trends and feedback from Sempra’s shareholder engagement.
What are the general practices with respect to equity award grants?
Typically, each named executive officer receives one LTIP award annually, divided into three components as described below. In granting the 2023 annual LTIP awards:
•	A target dollar value (based on a percentage of base salary) and other terms were specified for each named executive officer’s award; and
•	The number of shares underlying the award was calculated based on the specified target dollar value for each named executive officer, as opposed to using a fixed number of shares.
This approach allows maintenance of a pay mix the committee believes to be optimal, as described above.
On the grant date, we calculated the precise number of shares underlying the award to be granted to each named executive officer by dividing the target dollar value of each named executive officer’s award by the grant date closing price of Sempra common stock. These target grant values are presented in Table 7 below and differ from the values reported in “Compensation Tables—Summary Compensation Table” and “Compensation Tables—Grants of Plan-Based Awards” with respect to awards based on relative TSR, which are reported in those compensation tables based on a Monte Carlo valuation that is used to calculate the grant date fair value.
Are other equity awards granted in addition to the annual LTIP awards?
In addition to the annual LTIP awards, special equity awards also may be granted with the approval of the Compensation and Talent Development Committee of the Sempra Board of Directors based on the recommendation of the SoCalGas Compensation Committee. Special equity awards may be granted upon the hiring or promotion of named executive officers or to reward extraordinary performance or promote retention. In January 2023, Ms. Brown received a special award of service-based restricted stock units, valued at $200,000, to recognize exemplary performance and promote retention.
What were the target values for the 2023 annual LTIP awards?
Table 7 illustrates the target values for the 2023 annual LTIP awards.
Named Executive Officer	Target Value of 2023 Annual LTIP Award
Scott D. Drury	$1,400,000
Maryam S. Brown	$786,720
Jimmie I. Cho	$775,520
David J. Barrett	$472,560
Mia L. DeMontigny	$464,280
Table 7
The actual amounts realized by equity award recipients will depend on future stock price performance, common stock dividend payouts and EPS performance and the degree to which the established performance measures are achieved. The amounts ultimately realized will not necessarily align with the target values at grant.
What were the performance goals for the 2023 performance-based restricted stock units?
The 2023 annual LTIP awards included two Sempra performance measures—relative TSR and EPS growth, each weighted at one-third of the total target award value. The portion of the award linked to Sempra’s relative TSR is equally weighted between Sempra’s TSR relative to the S&P 500 Utilities Index and Sempra’s TSR relative to the S&P 500 Index.
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1. Relative TSR
Each TSR-based performance-based restricted stock unit represents the right to receive between zero and two shares of Sempra common stock based on Sempra’s three-year cumulative TSR compared to the S&P 500 Utilities Index or the S&P 500 Index, as applicable.
If Sempra’s performance is at the target performance level (the 50th percentile of the applicable index), participants will earn one share for each restricted stock unit. Participants have the opportunity to earn up to two shares for each restricted stock unit if performance exceeds the target performance level. Participants earn a partial share for performance between the threshold and target performance levels and between one and two shares for performance between target and maximum performance levels, as shown below. No shares are earned for performance below the 25th percentile of the applicable index.
Cumulative TSR Percentile Rank vs. S&P 500 Utilities Index or S&P 500 Index (Measured Independently in Separate Award Components)	Sempra Common Stock Shares Received for Each Restricted Stock Unit(1)
90th Percentile or higher (Maximum)	2.0
70th Percentile	1.5
50th Percentile (Target)	1.0
40th Percentile	0.7
30th Percentile	0.4
25th Percentile (Threshold)	0.25
Below 25th Percentile	0.0
Table 8
(1)
Participants also receive additional shares for dividend equivalents, which are reinvested to purchase additional units that become subject to the same vesting conditions as the restricted stock units to which the dividends relate.

Note: If performance falls between the tiers shown in Table 8, the payout is calculated using linear interpolation.
2. EPS Growth
The 2023 annual LTIP awards also included a performance-based restricted stock unit award linked to relative EPS growth. The award measures the compound annual growth rate (CAGR) of Sempra’s EPS for the three-year period ending on December 31, 2025. The payout scale is based on the December 31, 2022 analyst consensus three-year EPS growth estimates for S&P 500 Utilities Index companies. The target payout level is based on the 50th percentile of the analyst consensus estimates and the threshold and maximum payout levels are based on the 25th and 90th percentiles, respectively. The awards include a provision that excludes the impact of share repurchases not contemplated in the financial plans publicly communicated prior to the grant date of the awards.
If Sempra’s EPS CAGR is at the 50th percentile of the analyst consensus estimates for the S&P 500 Utilities Index, participants will earn one share for each restricted stock unit. Participants have the opportunity to earn up to two shares for each restricted stock unit if performance exceeds the 50th percentile. Participants earn a partial share for performance between the 25th and 50th percentiles and between one and two shares for performance between the 50th and 90th percentiles of the analyst consensus estimates, as shown below. No shares are earned for performance below the 25th percentile of the analyst consensus estimates.
Percentile of Analyst Consensus Estimates for S&P 500 Utilities Index EPS CAGR	Sempra Common Stock Shares Received for Each Restricted Stock Unit(1)
90th Percentile or higher (9.1% or higher)	2.0
75th Percentile (7.9%)	1.5
50th Percentile (6.5%)	1.0
25th Percentile (6.2%)	0.25
Below 25th Percentile (Below 6.2%)	0.0
Table 9
(1)
Participants also receive additional shares for dividend equivalents, which are reinvested to purchase additional units that become subject to the same vesting conditions as the restricted stock units to which the dividends relate.

Note: If performance falls between the tiers shown in Table 9, the payout is calculated using linear interpolation.
For purposes of the 2023 annual LTIP awards, the calculation of EPS may, at the discretion of the Compensation and Talent Development Committee of the Sempra Board of Directors, include the same types of adjustments made to EICP Earnings, as described above under “How were the 2023 EICP Earnings goals determined?”, as well as adjustments related to, among other things, other unusual or non-operating items.
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What were the results for the 2021-2023 performance-based restricted stock unit award cycle?
The performance period of the 2021-2023 award cycle concluded on January 2, 2024 (for the TSR-based awards, which collectively were weighted at one-third of the award value) and December 31, 2023 (for the EPS growth-based awards, which were weighted at one-third of the award value).
Sempra’s 2021-2023 relative TSR was at the 67.8th percentile of the S&P 500 Utilities Index, resulting in vesting at 144.50% of target for the S&P 500 Utilities Index-based award component. Sempra’s relative TSR was at the 53.5th percentile of the S&P 500 Index, resulting in vesting at 108.75% of target for the S&P 500 Index-based award component.
The 2021-2023 awards based on Sempra’s EPS growth vested at 200% of target based on an EPS CAGR (as adjusted for LTIP purposes) of 9.6%. The table below shows the predefined adjustments to GAAP EPS used to calculate EPS growth for purposes of the 2021 annual LTIP award, as well as an additional adjustment to exclude the impact of a $300 million share repurchase in 2021 and an additional $450 million of share repurchases in the first and second quarters of 2022. For additional information, see “Compensation Tables—Outstanding Equity Awards at Year-End” and “Compensation Tables—Option Exercises and Stock Vested” below.
Sempra EPS Growth (Diluted) for 2021-2023 Award Cycle	2020	2023
GAAP EPS	$6.44	$4.79
Excluding $300 million share repurchase in 2021, $450 million of share repurchases in 2022, IEnova tender offers impact and $144 million in net proceeds from the sale of common stock in November 2023 pursuant to the exercise of the underwriters’ overallotment option(1)	(0.03)	0.04
Predefined Adjustments:
Acquisitions and divestitures (other than Oncor): gains and losses on sales, related impairments and costs, and related earnings impacts	(3.33)	—
Legacy litigation matters	0.57	(0.06)
Impact of an unplanned Oncor regulatory disallowance	—	0.07
Foreign exchange gains or losses, unrealized mark-to-market gains/losses on certain derivatives at Sempra Infrastructure, the net loss associated with a contingent interest rate swap, a change in accounting methodology, changes in tax law, certain unplanned items related to unplanned rabbi trust investment returns (related to nonqualified pension and deferred compensation) in excess of specified limits, nonqualified pension settlement costs, California Assembly Bill 1054 wildfire fund impairments, costs associated with the decommissioning of SONGS and LTIP tax shortfall	(0.05)	(0.09)
EPS for 2021-2023 LTIP Award Cycle Purposes	$3.60	$4.75
EPS CAGR for 2021-2023 LTIP Award Cycle Purposes		9.6%
Table 10
(1)
The impact of share repurchases that were not contemplated in our financial plans publicly communicated prior to the grant date of the award, common stock offerings, and the IEnova tender offers are excluded in accordance with the terms of the award. The impact of the November 2023 equity offering is weighted for the portion of the year that the shares were outstanding.

4. Benefit Plans
Are the named executive officers eligible to participate in other benefit plans?
Our named executive officers also participate in certain benefit plans including: (i) health, life insurance and disability plans and other executive benefits; and (ii) savings and retirement plans.
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What are the details of the health, life insurance and disability plans and other executive benefits the named executive officers are eligible to receive?
Plan Type	Plan	Description
Health & Welfare	Basic Group Plans
Our named executive officers participate in life, disability, medical, dental and vision insurance group plans that are generally available to all employees. These are common benefits that we believe are essential to attracting a high-performing workforce.

Other Health & Welfare Benefits
Messrs. Drury and Cho participate in a long-term disability plan providing additional protection upon disability (60% of base salary and average bonus) and restoring benefits otherwise capped under the company’s basic long-term disability plan.

Other Executive Benefits
We provide certain other benefits to our named executive officers. The level and types of these executive benefits are reviewed each year. The Board of Directors, including the Compensation Committee, believes that these benefits are important in attracting and retaining executive talent. These executive benefits include financial and estate planning services, excess personal liability insurance, and programs that match charitable contributions by each named executive officer, including contributions of up to a maximum amount specified for each named executive officer and certain additional programs in which all Sempra and SoCalGas employees are eligible to participate, such as a volunteer grant program and special charitable giving campaigns that provide additional charitable matching contributions not subject to the limits set forth above.
Messrs. Drury and Cho receive an annual executive benefit program allowance of $30,000 for Mr. Drury and $20,000 for Mr. Cho that may be used to cover out-of-pocket costs for health and welfare benefits as well as the cost of the financial and estate planning services and excess personal liability insurance discussed above. Any unused allowance is paid out at year-end.
None of the benefits described above includes a tax gross-up provision.
In addition, in 2023 Mr. Drury received certain relocation-related benefits in connection with his 2020 transfer. See “Compensation Tables—Summary Compensation Table” below for additional information.

Table 11
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What are the details of the savings and retirement plan benefits the named executive officers are eligible to receive?
All of our named executive officers may elect to participate in our savings plans, consisting of a broad-based, tax-qualified 401(k) savings plan generally available to all employees and a deferred compensation plan available to officers and certain other key management employees. Our named executive officers also participate in our pension plans, consisting of the SoCalGas Cash Balance Plan in which all named executive officers participate, the Sempra Supplemental Executive Retirement Plan in which Messrs. Drury and Cho participate, and the Sempra Cash Balance Restoration Plan in which Mss. Brown and DeMontigny and Mr. Barrett participate. The Cash Balance Plan, the Cash Balance Restoration Plan and the Supplemental Executive Retirement Plan use only base salary and performance-based annual bonuses in calculating benefits. The value of long-term incentive plan awards is not included. These plans are described in Tables 12 and 13 below.
Plan Type	Plan	Description
Savings Plans	Southern California Gas Company Retirement Savings Plan (401(k) Savings Plan)
Employees may contribute a portion of their eligible pay to a tax-qualified 401(k) savings plan, the Southern California Gas Company Retirement Savings Plan. Contributions to the plan may be invested on a tax-deferred or after-tax basis (including a Roth option). The Internal Revenue Code limits the amount of compensation eligible for deferral under tax-qualified plans.
Employees may receive company contributions of up to 4% of eligible pay. Eligible pay generally includes base salary and performance-based annual bonus, net of any amounts contributed under the deferred compensation plan. The basic company matching contribution is equal to one-half of the first 6% of the employee’s contributions. In addition, employees receive a “stretch match” equal to one-fifth of the next 5% of the employee’s contributions.
All employee contributions and related investment earnings in the 401(k) savings plan vest immediately. Employees are eligible to participate in the plan and receive company matching contributions upon hire. Company matching contributions (including related earnings) vest after one year of service.

Sempra Employee and Director Savings Plan (Deferred Compensation Plan)
Our executive officers and other key management employees also may defer up to 85% of their base salary and performance-based annual bonus under a nonqualified deferred compensation plan, the Sempra Employee and Director Savings Plan. Executive officers also may defer all or a portion of certain performance-based restricted stock unit awards upon vesting.
Participants can direct these deferrals into:
 • Funds that mirror the investments available under our 401(k) savings plan, including a Sempra phantom stock account
 • A fund providing interest at the greater of 110% of the Moody’s Corporate Bond Yield or the Moody’s Corporate Bond Yield plus 1%
Deferrals of performance-based restricted stock unit awards must be directed into the Sempra phantom stock account and cannot be transferred into other investments and are paid out in shares of common stock at some time after separation of employment in accordance with the participant’s payout elections.
The Internal Revenue Code places annual limits on the amounts that employees and employers can defer into a 401(k) savings plan. Because of these limits, the company makes matching contributions for deferred compensation plan participants through the deferred compensation plan. The deferred compensation matching contribution is equal to one-half of the first 6% of the employee’s contributions plus one-fifth of the next 5% of the employee’s contributions less an offset for 401(k) savings plan matching contributions. There are no company matching contributions on deferrals of performance-based restricted stock unit awards.
All employee contributions and related earnings in the deferred compensation plan vest immediately. New participants are immediately eligible for company matching contributions and company matching contributions (including related earnings) vest after one year of service.

Table 12
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Plan Type	Plan	Description
Pension	Southern California Gas Company Cash Balance Plan	The Southern California Gas Company Cash Balance Plan is a tax-qualified pension plan generally available to all U.S.-based company employees.
Sempra Cash Balance Restoration Plan
The Sempra Cash Balance Restoration Plan restores the benefits that would otherwise be provided under the Cash Balance Plan but for Internal Revenue Service limits applicable to tax-qualified pension plans.
Our Board of Directors, including our Compensation Committee, and the Compensation and Talent Development Committee of the Sempra Board of Directors believe that retirement, savings and deferred compensation plans, in general, and the Supplemental Executive Retirement Plan, in particular, are important elements of an overall compensation package. This package is designed to recruit and retain executive talent, especially mid-career executives, and to retain longer-term executive participants.

Sempra Supplemental Executive Retirement Plan
The Sempra Supplemental Executive Retirement Plan, or SERP, provides a participating named executive officer with retirement benefits based on the executive’s:
 • Final average pay(1)
 • Actual years of service
 • Age at retirement
SERP benefits are reduced by benefits payable under the broad-based Cash Balance Plan.

Table 13
(1)
Final average pay is the average base salary for the two consecutive years of highest base salary prior to retirement plus the average of the three highest annual bonuses during the 10 years prior to retirement.

5. Severance and Change in Control Arrangements
Are the named executive officers eligible to receive severance benefits?
None of our executive officers has an employment agreement, but our named executive officers have severance pay agreements that include change-in-control features.
Why does the company provide severance pay agreements?
The Compensation Committee believes severance pay agreements, which are a prevalent market practice, are effective in:
•	Attracting executives who are leaving an existing employer
•	Mitigating legal issues upon an employment separation
•	Retaining talent during uncertain times
By mitigating the risks associated with potential job loss, severance pay agreements can reinforce management continuity, objectivity and focus on shareholder value. This can be particularly critical in actual or potential change in control situations.
What benefits do severance pay agreements provide?
The severance pay agreements provide for cash payments and the continuation of certain other benefits for a limited period when:
•	The company terminates an executive’s employment for reasons other than cause, or
•	The executive resigns for “good reason.”
Payments are not required under the terms of the severance pay agreements when:
•	A termination is for cause; or
•	The executive voluntarily resigns other than for “good reason.”
A termination other than for cause generally excludes terminations based on willful and continued failure by the executive to perform his or her duties for the company. These provisions are intended to provide for benefits upon the company’s unilateral decision to terminate employment for reasons unrelated to the executive’s performance of his or her job functions.
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A resignation for “good reason” may occur if there is an adverse change in scope of duties or in compensation and benefit opportunities and, following a change in control of Sempra, changes in employment location. These provisions are intended to provide safeguards against arbitrary actions that may effectively force an executive to resign.
The agreements provide for additional benefits if the termination of employment were to occur within two years following (or such termination was deemed to have occurred, in cases of certain involuntary terminations, in connection with or in anticipation of) a change in control of Sempra.
In order to receive some of the benefits provided for in the agreement, the executive must, upon termination, enter into a general release in favor of the company and Sempra, provide consulting services for two years following the date of termination if requested, and agree to abide by certain contractual confidentiality and non-solicitation obligations. See “Compensation Tables—Severance and Change in Control Benefits” below for additional information about the terms of each named executive officer’s severance pay agreement.
Do the severance pay agreements provide for an excise tax gross-up to offset any taxes incurred by the executive as a result of any severance payment?
The severance pay agreements do not contain any excise tax gross-up provisions.
What happens to outstanding equity awards upon certain terminations or a change in control?
All long-term incentive awards are subject to double-trigger change in control vesting provisions. This means that awards do not automatically vest upon a change in control. Rather, except under limited circumstances, vesting is only accelerated upon a termination of employment that meets certain conditions following a change in control of Sempra. In the event of a termination of employment other than in connection with a change in control, equity awards are generally forfeited to the extent they are not vested at the time of termination, subject to accelerated vesting or non-forfeiture upon termination in certain specific circumstances. See “Compensation Tables— Severance and Change in Control Benefits” below for additional information.
SHARE OWNERSHIP GUIDELINES
Are there share ownership guidelines for officers, and what are they?
Share ownership guidelines for officers have been established to further strengthen the link between executive and shareholder interests. The guidelines set minimum levels of Sempra share ownership that our officers must achieve and maintain within five years after hire or promotion to an officer-level position or promotion to a role with a higher share ownership guideline. For officers, the guidelines are:
Officer Level	Share Ownership Guideline
CEO, President and Chief Operating Officer	3 x base salary
Senior Vice Presidents	2 x base salary
Vice Presidents	1 x base salary
Table 14
For purposes of the guidelines, we include shares owned directly and through our 401(k) savings plan. We also include phantom shares of Sempra common stock into which compensation has been deferred, deferred restricted stock units, unvested service-based restricted stock units, and the in-the-money value of service-based stock options.
ANTI-HEDGING AND PLEDGING POLICIES
What are the company’s policies with respect to hedging and pledging Sempra securities?
Pursuant to the Sempra Insider Trading and Information Confidentiality Policy, all employees, including all officers and directors of SoCalGas, are prohibited from purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any equity security of Sempra, SoCalGas or any other subsidiary or entity as to which Sempra has majority ownership and control, and are also prohibited from selling “short” any securities of those companies. These prohibitions also apply to family members living in the same household as any such employee, officer or director, as well as entities directly or indirectly controlled by the employee, officer or director.
Officers and directors also are prohibited from pledging any securities of Sempra, SoCalGas or any other entity as to which Sempra has majority ownership and control.
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IMPACT OF REGULATORY REQUIREMENTS
What is the role of regulatory requirements, such as tax deductibility and accounting rules, on compensation decisions?
Many Internal Revenue Code provisions, SEC regulations and accounting rules affect the design of executive pay. They are taken into consideration to create and maintain plans that are intended to comply with these requirements and that our Board of Directors, including our Compensation Committee, and the Compensation and Talent Development Committee of Sempra’s Board of Directors believe are effective and in the best interests of our company and our shareholders.
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the annual amount of compensation that publicly held companies may deduct for federal income tax purposes for “covered employees.” The SoCalGas Board of Directors and Compensation Committee believe that tax deductibility is one important factor in designing and evaluating our executive compensation program. In light of the elimination of the exception for performance-based compensation under Section 162(m), providing compensation that is not fully tax deductible is required by competitive and other circumstances. Accordingly, since the elimination of the exception for performance-based compensation, the Board of Directors and Compensation Committee have determined it to be in the best interest of our company and our shareholders to provide a portion of compensation that is not fully tax deductible by the company.
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COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of SoCalGas has reviewed and discussed with management of the company the Compensation Discussion and Analysis included in this Information Statement and, based on that review and discussion, recommended to the board that it be so included.
COMPENSATION COMMITTEE
Trevor Mihalik, Chair
Diana L. Day
Scott D. Drury
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COMPENSATION TABLES
Summary Compensation Table
In the table below, we summarize the compensation for the past three years for each of our named executive officers, which compensation is in part subject to performance and vesting requirements.
2023 SUMMARY COMPENSATION TABLE
	Year	Salary	Bonus(A)	Stock Awards(B)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(C)	All Other Compensation(D)	Total
				Restricted Stock Units	Performance- Based Annual Cash Bonus	Pension Accruals and Above-Market Interest on Non-qualified Deferred Compensation
Scott D. Drury Chief Executive Officer	2023	$700,000	─	$1,471,963	$931,700	$1,214,455	$268,749	$4,586,867
	2022	$661,500	─	$1,348,006	$869,400	$15,845	$193,768	$3,088,519
	2021	$630,000	─	$1,255,825	$878,000	$1,571,600	$136,987	$4,472,412
Maryam S. Brown President	2023	$491,700	─	$1,027,551	$490,900	$134,388	$49,071	$2,193,610
	2022	$463,800	─	$996,229	$522,500	$25,228	$63,046	$2,070,803
	2021	$443,800	─	$744,918	$530,200	$60,700	$50,403	$1,830,021
Jimmie I. Cho Chief Operating Officer	2023	$484,700	─	$815,128	$483,900	$739,013	$74,463	$2,597,204
	2022	$461,600	─	$792,150	$520,000	$28,452	$61,506	$1,863,708
	2021	$443,800	$100,000	$744,918	$530,200	$724,696	$55,155	$2,598,769
David J. Barrett Senior Vice President and General Counsel	2023	$393,800	─	$496,912	$327,600	$152,620	$41,929	$1,412,861
	2022	$366,546	─	$408,834	$332,500	$18,227	$56,383	$1,182,490
	2021	$345,900	─	$290,643	$309,900	$52,888	$32,965	$1,032,296
Mia L. DeMontigny Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer	2023	$386,900	─	$488,188	$321,900	$93,244	$23,614	$1,313,846
	2022	$356,713	─	$337,917	$342,700	$20,575	$19,975	$1,077,880
	2021	$328,898	─	$273,253	$312,300	$39,668	$28,862	$982,981
(A)	Represents a cash employee recognition award paid to Mr. Cho.
(B)
Represents the grant date fair value of stock awards granted during the year. These amounts reflect our grant date estimate of the aggregate compensation expense that we will recognize over the service period of the awards. They are calculated in accordance with GAAP for financial reporting purposes based on the assumptions described in Note 10 of the Notes to Consolidated Financial Statements included in the 2023 Annual Report but disregarding estimates of forfeitures related to service-based vesting conditions.

Stock awards consist of performance-based and service-based restricted stock units. For the performance-based restricted stock units with a performance measure based on Sempra’s TSR, a Monte Carlo valuation model is used to calculate grant date fair value. For the performance-based restricted stock units with a performance measure based on Sempra’s EPS growth (as adjusted for LTIP purposes), the amounts included in this table assume the target level of performance conditions were achieved. The maximum values for these EPS growth-based awards granted in 2023, assuming the highest level of performance conditions were achieved, would be $933,635 for Mr. Drury; $524,766 for Ms. Brown; $517,080 for Mr. Cho; $315,106 for Mr. Barrett; and $309,572 for Ms. DeMontigny. For the service-based restricted stock units, the awards were valued at the fair market value of Sempra shares of common stock at the crediting date without reduction for non-transferability, and the amounts included in this table are equal to the number of shares subject to such awards multiplied by the grant date closing price of Sempra’s common stock. All performance-based and service-based restricted stock units will be settled in shares of Sempra common stock upon vesting, unless deferred in accordance with the terms of the Employee and Director Savings Plan in the case of performance-based restricted stock units, in which case they will be settled in shares of Sempra common stock following separation of service from the company.

The value actually realized by executives from stock awards will depend upon the extent to which performance and service-based vesting conditions are satisfied and the market value of the shares of Sempra common stock subject to the award upon vesting and sale.

For additional information regarding equity awards, see “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Year-End” below.
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(C)
Represents (i) the aggregate change in the actuarial present value of accumulated benefits under pension plans at year-end over the prior year-end and (ii) above-market interest (interest in excess of 120% of the federal long-term rate) on compensation deferred on a basis that is not tax-qualified. The 2023 amounts are:

	Change in Accumulated Benefits(1)	Above- Market Interest	Total
Scott D. Drury	$1,193,324	$21,131	$1,214,455
Maryam S. Brown	$133,598	$790	$134,388
Jimmie I. Cho	$666,205	$72,808	$739,013
David J. Barrett	$148,718	$3,902	$152,620
Mia L. DeMontigny	$93,244	─	$93,244
(1)
The SERP is a traditional defined benefit pension plan. Defined benefit plans are extremely sensitive to interest rate changes and other economic assumptions. The actuarial value of the pension benefit fluctuates significantly from year to year depending on a number of factors, including changes in pay, the accrual of additional age and service, interest rates and changes in actuarial assumptions such as mortality. Under the defined benefit formula, final average pay is the average base salary for the two consecutive years of highest base salary prior to retirement plus the average of the three highest annual bonuses during the 10 years prior to retirement. Final average pay does not include long-term equity-based incentives. For additional information regarding pension benefits and deferred compensation, see “Pension Benefits” and “Nonqualified Deferred Compensation” below.

(D)	All Other Compensation amounts for 2023 are:
	Company 401(k) and Deferred Compensation Plan Contributions	Insurance Premiums(1)(2)	Other(3)	Total
Scott D. Drury	$13,200	$10,451	$245,098	$268,749
Maryam S. Brown	$18,679	$2,892	$27,500	$49,071
Jimmie I. Cho	$40,170	$11,093	$23,200	$74,463
David J. Barrett	$29,037	$2,892	$10,000	$41,929
Mia L. DeMontigny	$16,072	$2,892	$4,650	$23,614
(1)
Amounts consist of premiums for supplemental disability benefits for Messrs. Drury and Cho and excess personal liability insurance benefits for Mss. Brown and DeMontigny and Mr. Barrett. Information on these programs is provided under “Compensation Discussion and Analysis—Compensation Components—Benefit Plans.”

(2)	Excess personal liability insurance benefits for Messrs. Drury and Cho are included within their executive benefit program allowances reported in this table under “Other.”
(3)
Amounts consist of our contributions to charitable, educational and other non-profit organizations to match the personal contributions of each named executive officer on a dollar-for-dollar basis up to an annual maximum match for such named executive officer ranging from $15,000 to $25,000, plus, for certain named executive officers, amounts in contributions under the volunteer grant program and special double-match program of the Sempra Foundation, which foundation is funded by Sempra and which programs were available to all employees; financial and estate planning services; an executive benefit program allowance of $30,000 for Mr. Drury and $20,000 for Mr. Cho; for Ms. Brown, the incremental cost to the company attributable to a cyber-security assessment; and for Mr. Drury, (i) the incremental cost to the company attributable to security-related services, including the use of a car and security driver and home and cyber-security assessments, and (ii) relocation-related housing of $80,760 and associated tax gross-ups of $69,481 provided in connection with a work location transfer (these relocation benefits are consistent with the relocation benefits provided to salaried employees who relocate at the company’s request). Amounts do not include parking at company offices and the occasional personal use by executive officers of company property and services (including entertainment events which would not otherwise be used for the business purposes for which they were obtained) for which we incur no more than nominal incremental cost or for which we are reimbursed by the executive for the incremental cost of personal use.

Grants of Plan-Based Awards
Our named executive officers participated in incentive compensation plans that are designed to encourage high levels of performance on both a short-term and a long-term basis. Performance-based annual cash bonuses were provided under the EICP. Long-term equity-based incentives, consisting of performance-based and service-based restricted stock unit awards with respect to Sempra common stock, were provided under the Sempra 2019 LTIP.
We summarize below our 2023 grants of plan-based awards for each of our executive officers named in the 2023 Summary Compensation Table.
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2023 GRANTS OF PLAN-BASED AWARDS
	Grant Date(A)	Authori- zation Date(A)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Performance-Based Annual Bonus)(B)			Estimated Future Payouts Under Equity Incentive Plan Awards (Number of Shares)(C)(E)			All Other Stock Awards Number of Shares(D)(E)	Grant Date Fair Value of Stock Awards(F)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Scott D. Drury
Performance-based Restricted Stock Units (PBRSU) based on TSR vs. S&P 500 Utilities Index	1/03/23	12/14/22				760	3,038	6,076		$249,658
PBRSU based on TSR vs. S&P 500 Index	1/03/23	12/14/22				760	3,038	6,076		$288,671
PBRSU based on EPS growth	1/03/23	12/14/22				1,519	6,074	12,148		$466,817
Service-based Restricted Stock Units	1/03/23	12/14/22							6,074	$466,817
Performance-Based Annual Bonus			$75,600	$560,000	$1,120,000
Maryam S. Brown
PBRSU based on TSR vs. S&P 500 Utilities Index	1/03/23	12/14/22				427	1,708	3,416		$140,361
PBRSU based on TSR vs. S&P 500 Index	1/03/23	12/14/22				427	1,708	3,416		$162,294
PBRSU based on EPS growth	1/03/23	12/14/22				854	3,414	6,828		$262,383
Service-based Restricted Stock Units	1/03/23	12/14/22							3,414	$262,383
Service-based Restricted Stock Units - Special	1/03/23	12/14/22							2,604	$200,130
Performance-Based Annual Bonus			$39,900	$295,100	$590,200
Jimmie I. Cho
PBRSU based on TSR vs. S&P 500 Utilities Index	1/03/23	12/14/22				421	1,682	3,364		$138,224
PBRSU based on TSR vs. S&P 500 Index	1/03/23	12/14/22				421	1,682	3,364		$159,824
PBRSU based on EPS growth	1/03/23	12/14/22				841	3,364	6,728		$258,540
Service-based Restricted Stock Units	1/03/23	12/14/22							3,364	$258,540
Performance-Based Annual Bonus			$39,300	$290,900	$581,800
David J. Barrett
PBRSU based on TSR vs. S&P 500 Utilities Index	1/03/23	12/14/22				257	1,026	2,052		$84,315
PBRSU based on TSR vs. S&P 500 Index	1/03/23	12/14/22				257	1,026	2,052		$97,491
PBRSU based on EPS growth	1/03/23	12/14/22				513	2,050	4,100		$157,553
Service-based Restricted Stock Units	1/03/23	12/14/22							2,050	$157,553
Performance-Based Annual Bonus			$26,600	$196,900	$393,800
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	Grant Date(A)	Authori- zation Date(A)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Performance-Based Annual Bonus)(B)			Estimated Future Payouts Under Equity Incentive Plan Awards (Number of Shares)(C)(E)			All Other Stock Awards Number of Shares(D)(E)	Grant Date Fair Value of Stock Awards(F)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Mia L. DeMontigny
PBRSU based on TSR vs. S&P 500 Utilities Index	1/03/23	12/14/22				252	1,008	2,016		$82,836
PBRSU based on TSR vs. S&P 500 Index	1/03/23	12/14/22				252	1,008	2,016		$95,780
PBRSU based on EPS growth	1/03/23	12/14/22				504	2,014	4,028		$154,786
Service-based Restricted Stock Units	1/03/23	12/14/22							2,014	$154,786
Performance-Based Annual Bonus			$26,200	$193,500	$387,000
(A)
Grant and authorization dates are applicable to equity incentive awards, which consist of performance-based and service-based restricted stock units. Awards are authorized as part of annual compensation planning that is typically completed in December, at which time a dollar value and the other award terms are approved, with salary adjustments becoming effective on January 1 and awards granted on the first trading day of January. Special equity awards also may be granted at other times, including upon the hiring or promotion of executive officers, to reward extraordinary performance, or to promote retention. In accordance with the terms approved by the Compensation and Talent Development Committee of the Sempra Board of Directors based on the recommendations of the SoCalGas Compensation Committee, on the grant date of each award, the precise number of shares to be granted to each named executive officer was calculated using the closing price for shares of Sempra common stock on that date.

(B)
Non-equity incentive plan awards consisted of performance-based annual bonuses payable under the EICP. Amounts reported in the table represent estimates at the beginning of 2023 of bonuses expected to be paid under financial and operational performance measures established by our Board of Directors. Outstanding company or individual performance may result in the payment of bonuses that exceed the target amounts. In no event will actual payouts exceed the maximum bonuses established under the plan for each executive.

The performance measures for 2023 were satisfied at levels resulting in above-target bonus payouts. These amounts are reported in the 2023 Summary Compensation Table as non-equity incentive plan compensation earned in 2023. See “Compensation Discussion and Analysis—Compensation Components—Performance-Based Annual Bonuses” for additional information.

(C)
Equity incentive plan awards consisted of performance-based restricted stock units. Shares subject to the performance-based restricted stock units generally will vest, in whole or in part, or be forfeited in early 2026 to the extent certified by the Compensation and Talent Development Committee of the Sempra Board of Directors based on Sempra’s TSR compared to market and peer group indices for the three-year period ending on the first NYSE trading day in 2026 and EPS growth (as adjusted for LTIP purposes) for the three-year period ending December 31, 2025. For information about the treatment of performance-based restricted stock units in the event of a termination of employment before the end of the performance period or a change in control, see “Severance and Change in Control Benefits” below.

For the two components of performance-based restricted stock units with a TSR performance measure, the target number of shares will vest if Sempra has achieved a cumulative three-year TSR that places it among the top 50% of the companies in the S&P 500 Utilities Index or S&P 500 Index, as applicable, with additional shares vesting ratably for performance above the 50th percentile of the applicable index to the maximum number (200% of the target number) of shares for performance at or above the 90th percentile of that index. If Sempra’s performance does not place Sempra among the top 50%, but is at or above the 25th percentile of the companies in the applicable index, the number of shares that will vest declines from the target number of shares at the 50th percentile to 25% of the target number of shares at the 25th percentile and zero shares below the 25th percentile.

For the performance-based restricted stock units with an EPS growth performance measure, the target number of shares will vest, subject to the discretion (to make adjustments to earnings) of the Compensation and Talent Development Committee of the Sempra Board of Directors, if Sempra has achieved a three-year EPS CAGR of 6.5%. If performance is at 7.9%, 150% of the target number of shares will vest, and if performance is at 9.1% or higher, the maximum number (200% of the target number) of shares will vest. If Sempra’s three-year EPS CAGR is less than 6.5%, the number of shares that will vest declines from the target number of shares at 6.5% to 25% of the target number of shares at 6.2% and zero shares below 6.2%.

(D)
These awards represent service-based restricted stock units that vest ratably over three years. For information about the treatment of service-based restricted stock units in the event of a termination of employment before the end of the service period or a change in control, see “Severance and Change in Control Benefits” below.

(E)
During the performance or service periods, dividends paid or that would have been paid on the shares subject to the award are deemed reinvested to purchase additional shares, at their fair market value, which become subject to the same forfeiture and vesting conditions (including performance criteria, if applicable) as the shares to which the dividends relate. Due to the inability to forecast stock prices at which future dividends would be reinvested, the amounts shown in the table do not include such dividends.

Unless the named executive officer instructs otherwise, Sempra will withhold a sufficient number of shares to which the participant would otherwise be entitled to pay the minimum amount of withholding taxes that become payable.

(F)
These amounts reflect our grant date estimate of the aggregate compensation expense that we will recognize over the service period of the award. They are calculated in accordance with GAAP based on the assumptions described in Note 10 of the Notes to Consolidated Financial Statements included in the 2023 Annual Report but disregarding estimates of forfeitures related to service-based vesting conditions. The value actually realized by executives from stock awards will depend upon the extent to which performance and service-based vesting conditions are satisfied and the market value of the shares of Sempra common stock subject to the award upon vesting and sale.

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Outstanding Equity Awards at Year-End
We summarize below the grants of Sempra equity awards that were outstanding at December 31, 2023, for each of our executive officers named in the 2023 Summary Compensation Table. These awards consist solely of performance-based and service-based restricted stock units under the Sempra 2019 LTIP. The named executive officers held no stock options at December 31, 2023.
2023 OUTSTANDING EQUITY AWARDS AT YEAR-END
	Grant Date	Stock Awards
		Equity Incentive Plan Awards (Performance-Based Restricted Stock Units)(A)		Other Stock Awards (Service-Based Restricted Stock Units)(B)
		Number of Unearned/ Unvested Shares(C)	Market Value of Unearned/ Unvested Shares	Number of Unearned/ Unvested Shares(C)	Market Value of Unearned/ Unvested Shares
Scott D. Drury	01/03/23	2,907	$217,216
	01/03/23	1,077	80,468
	01/03/23	6,222	464,979
	01/03/23			6,222	$464,979(F)
	01/03/22	6,699	500,606
	01/03/22	5,761	430,521
	01/03/22	6,697	500,448
	01/03/22			4,463	333,527(G)
	01/04/21	5,077	379,401(D)
	01/04/21	3,821	285,536(D)
	01/04/21	14,050	1,049,920(E)
	01/04/21			2,341	174,932(H)
	08/03/20			2,679	200,194
		52,311	$3,909,095	15,705	$1,173,632
Maryam S. Brown	01/03/23	1,634	$122,122
	01/03/23	605	45,240
	01/03/23	3,497	261,349
	01/03/23			3,497	$261,349(F)
	01/03/23			2,667	199,342(I)
	01/03/22	3,957	295,698
	01/03/22	3,403	254,300
	01/03/22	3,955	295,540
	01/03/22			2,637	197,027(G)
	01/03/22			2,130	159,198(I)
	01/04/21	3,011	225,005(D)
	01/04/21	2,266	169,338(D)
	01/04/21	8,335	622,851(E)
	01/04/21			1,388	103,754(H)
		30,663	$2,291,443	12,319	$920,670
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	Grant Date	Stock Awards
		Equity Incentive Plan Awards (Performance-Based Restricted Stock Units)(A)		Other Stock Awards (Service-Based Restricted Stock Units)(B)
		Number of Unearned/ Unvested Shares(C)	Market Value of Unearned/ Unvested Shares	Number of Unearned/ Unvested Shares(C)	Market Value of Unearned/ Unvested Shares
Jimmie I. Cho	01/03/23	1,609	$120,263
	01/03/23	596	44,551
	01/03/23	3,446	257,522
	01/03/23			3,446	$257,522 (F)
	01/03/22	3,936	294,122
	01/03/22	3,385	252,945
	01/03/22	3,936	294,122
	01/03/22			2,624	196,081 (G)
	01/04/21	3,011	225,005 (D)
	01/04/21	2,266	169,338 (D)
	01/04/21	8,335	622,851 (E)
	01/04/21			1,388	103,754 (H)
	08/03/20			2,231	166,746
		30,520	$2,280,719	9,689	$724,103
David J. Barrett	01/03/23	982	$73,359
	01/03/23	364	27,176
	01/03/23	2,100	156,932
	01/03/23			2,100	$156,932 (F)
	01/03/22	1,536	114,748
	01/03/22	1,321	98,684
	01/03/22	1,533	114,591
	01/03/22			1,021	76,289 (G)
	01/03/22			1,065	79,599 (I)
	01/04/21	1,175	87,790 (D)
	01/04/21	884	66,070 (D)
	01/04/21	3,252	243,016 (E)
	01/04/21			541	40,394(H)
		13,147	$982,366	4,727	$353,214
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	Grant Date	Stock Awards
		Equity Incentive Plan Awards (Performance-Based Restricted Stock Units)(A)		Other Stock Awards (Service-Based Restricted Stock Units)(B)
		Number of Unearned/ Unvested Shares(C)	Market Value of Unearned/ Unvested Shares	Number of Unearned/ Unvested Shares(C)	Market Value of Unearned/ Unvested Shares
Mia L. DeMontigny	01/03/23	964	$72,072
	01/03/23	357	26,699
	01/03/23	2,063	154,176
	01/03/23			2,063	$154,176 (F)
	01/03/22	1,679	125,467
	01/03/22	1,444	107,901
	01/03/22	1,679	125,467
	01/03/22			1,118	83,539 (G)
	01/04/21	1,105	82,612(D)
	01/04/21	832	62,173(D)
	01/04/21	3,056	228,357( E)
	01/04/21			508	37,951(H)
		13,179	$984,924	3,689	$275,666
(A)
Performance-based restricted stock units generally will vest, in whole or in part, or be forfeited at the end of a three-year performance period to the extent certified by the Compensation and Talent Development Committee of the Sempra Board of Directors based on Sempra’s TSR compared to market and peer group indices and Sempra’s EPS growth (as adjusted for LTIP purposes). For information about the treatment of performance-based restricted stock units in the event of a termination of employment before the end of the performance period or a change in control, see “Severance and Change in Control Benefits” below.

For TSR-based awards, we have reported the number and market value of shares subject to the awards (together with reinvested dividends and dividend equivalents) that would have vested at December 31, 2023 had the applicable performance and service periods ended at that date. As of December 31, 2023, the performance for these awards as a percentage of target was:

TSR-Based Awards	Performance as of December 31, 2023
2023 Award (TSR vs. S&P 500 Utilities Index)	93.40%
2023 Award (TSR vs. S&P 500 Index)	34.60%
2022 Award (TSR vs. S&P 500 Utilities Index)	200.00%
2022 Award (TSR vs. S&P 500 Index)	172.00%
2021 Award (TSR vs. S&P 500 Utilities Index)	144.50%
2021 Award (TSR vs. S&P 500 Index)	108.75%

On January 25, 2024, the January 4, 2021 awards based on total shareholder return compared to the S&P 500 Utilities Index vested at 144.5% of target and the January 4, 2021 awards based on total shareholder return compared to the S&P 500 Index vested at 108.75% of target.

The EPS growth-based awards granted on January 3, 2022 and January 3, 2023 (together with related reinvested dividend equivalents) are reported based on target performance, as the applicable performance period has not yet ended and the EPS (as adjusted for LTIP purposes) for the final year(s) of the performance period has not yet been determined. The number of shares that ultimately vest will depend upon the extent to which the performance measures have been satisfied at the actual end of the applicable performance period and may be fewer or greater than the number reported in the table.

On February 21, 2024, the January 4, 2021 awards based on EPS growth (as adjusted for LTIP purposes) with a performance period that ended on December 31, 2023 vested at 200% of target, or maximum performance. These awards are reported based on the final performance result of 200% of target. For additional detail, see Note B to the 2023 Option Exercises and Stock Vested table below.

(B)
The awards granted on January 3, 2023, January 3, 2022 and January 4, 2021 represent service-based restricted stock units that vest ratably over the three years following the grant date of the applicable award on the first NYSE trading day of each year. Service-based restricted stock unit awards granted to Messrs. Drury and Cho on August 3, 2020 vest ratably over the four years following the grant date on each anniversary of the grant date. For information about the treatment of service-based restricted stock units in the event of a termination of employment before the end of the service period or a change in control, see “Severance and Change in Control Benefits” below.

(C)
Includes shares deemed purchased with reinvested dividends and dividend equivalents that become subject to the same forfeiture conditions as the shares to which the dividends relate. Does not include reinvested dividends and dividend equivalents with a record date of December 6, 2023, which were paid on January 15, 2024.

(D)
These awards vested on January 25, 2024, immediately following the determination and certification by the Compensation and Talent Development Committee of the Sempra Board of Directors of the total shareholder return results. The value realized upon the vesting of these shares is set forth in Note B to the 2023 Option Exercises and Stock Vested table below.

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(E)
These awards vested on February 21, 2024, immediately following the determination and certification by the Compensation and Talent Development Committee of the Sempra Board of Directors of the EPS growth (as adjusted for LTIP purposes) results. The value realized upon the vesting of these shares is set forth in Note B to the 2023 Option Exercises and Stock Vested table below.

(F)	The first of three annual installments of these awards vested on January 2, 2024.
(G)	The second of three annual installments of these awards vested on January 2, 2024.
(H)	The third of three annual installments of these awards vested on January 2, 2024.
(I)
The first of four annual installments of Ms. Brown’s special January 2, 2023 award vested on January 2, 2024 and the second of three installments of Ms. Brown and Mr. Barrett’s special January 3, 2022 awards vested on January 2, 2024.

Option Exercises and Stock Vested
We summarize below the restricted stock units that vested during 2023 for each of our executive officers named in the 2023 Summary Compensation Table. No named executive officers exercised stock options in 2023.
2023 OPTION EXERCISES AND STOCK VESTED
	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting(A)(B)
Scott D. Drury	23,956	$1,861,932
Maryam S. Brown	16,363	$1,271,845
Jimmie I. Cho	15,759	$1,223,072
David J. Barrett	5,829	$457,151
Mia L. DeMontigny	6,318	$487,162
(A)
Market value of vesting Sempra common stock (including reinvested dividends) at the vesting date, determined by multiplying the number of shares vested by the closing price of Sempra common stock on the vesting date. Also includes the dividend equivalent with a record date of December 22, 2022, that was paid on January 15, 2023.

(B)
The performance-based restricted stock unit awards granted in January 2020 that measured TSR performance against the S&P 500 Utilities Index companies and the S&P 500 Index companies vested on January 26, 2023 at 130.5% of target performance and 80.8% of target performance, respectively. The performance-based restricted stock unit awards granted in January 2020 based on EPS growth (as adjusted for LTIP purposes) vested on February 21, 2023 at 200% of target performance. Service-based restricted stock unit awards that vested on January 3, 2023 consisted of the third of three annual installments of the annual awards granted to each named executive officer in January 2020; the second of three annual installments of the annual awards granted to each named executive officer in January 2021; the first of three annual installments of the annual awards granted to each named executive officer in January 2022; the third of three annual installments of the special award granted to Mr. Drury in January 2020; and the first of three annual installments of the special awards granted to Ms. Brown and Mr. Barrett in January 2022. Service-based restricted stock unit awards that vested on August 3, 2023 consisted of the third of four annual installments of the special awards granted to Messrs. Drury and Cho in August 2020; and the third of three annual installments of the special awards granted to Mss. Brown and DeMontigny in August 2020.

The performance-based restricted stock unit awards granted in January 2021 that measured TSR performance against the S&P 500 Utilities Index companies and the S&P 500 Index companies vested on January 25, 2024 at 144.5% of target performance and 108.75% of target performance, respectively. The performance-based restricted stock unit awards granted in January 2021 based on EPS growth (as adjusted for LTIP purposes) vested on February 21, 2024 at 200% of target performance. Service-based restricted stock unit awards that vested on January 2, 2024 consisted of the third of three annual installments of the annual awards granted to each named executive officer in January 2021; the second of three annual installments of the annual awards granted to each named executive officer in January 2022; the first of three annual installments of the annual awards granted to each named executive officer in January 2023; the second of three annual installments of the special awards granted to Ms. Brown and Mr. Barrett in January 2022; and the first of four annual installments of the special award granted to Ms. Brown in January 2023. The number of shares acquired upon the vesting of these awards and their market value (including the units and the value of the dividend equivalent with a record date of December 6, 2023, which was paid on January 15, 2024), none of which are reflected in this table due to the vesting of the applicable awards after December 31, 2023, were: 29,831 shares of Sempra common stock and $2,161,393 for Mr. Drury; 19,370 shares of Sempra common stock and $1,409,080 for Ms. Brown; 17,600 shares of Sempra common stock and $1,274,913 for Mr. Cho; 7,657 shares of Sempra common stock and $557,282 for Mr. Barrett; and 6,802 shares of Sempra common stock and $493,888 for Ms. DeMontigny.

Pension Benefits
Our named executive officers participate in the Sempra Cash Balance Plan, a broad-based tax-qualified retirement plan that is subject to certain limits under the Internal Revenue Code. Under the plan, a notional account is credited annually for each participant in an amount equal to 7.5% of the participant’s salary and performance-based annual bonus. Account balances earn interest and are fully vested after three years of service.
In addition to the Cash Balance Plan, Messrs. Drury and Cho participate in the Sempra Supplemental Executive Retirement Plan, a nonqualified pension plan designed to recruit and retain executive talent. Under the plan, benefits are calculated using a defined benefit formula based on final average earnings (average base salary for the two consecutive years of highest base salary prior to retirement plus the average of the three highest annual bonuses during the 10 years prior to retirement), years of service and age at retirement of the executive officer. Benefits payable under the Supplemental Executive Retirement Plan are reduced by benefits payable under the Cash Balance Plan.
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Benefits under the Supplemental Executive Retirement Plan’s defined benefit formula begin to vest after five years of service and attainment of age 55, with full vesting when age plus years of service total 70 or the executive attains age 60, subject to exceptions for certain terminations in connection with a change in control of Sempra. Benefits for Mr. Cho, who became a participant in the plan on January 1, 2020, will not begin vesting in the defined benefit until he has participated in the plan for five years, after which prior service will be considered. Upon normal retirement at age 62, the annual benefit (as a percentage of final average earnings) in the form of a 50% joint and survivor annuity is 20% after five years of service, 40% after 10 years of service, 50% after 15 years of service, 60% after 20 years of service, 62.5% after 30 years of service, and 65% after 40 years of service. Reduced benefits based on age and years of service are provided for retirement as early as age 55 and the completion of five years of service.
Supplemental Executive Retirement Plan participants who have at least three years of service and do not meet the minimum vesting criteria under the defined benefit formula, which includes Mr. Cho, and Sempra Cash Balance Restoration Plan participants, which includes Mss. Brown and DeMontigny and Mr. Barrett, are entitled to a benefit equal to the benefit that would have been received under the tax-qualified Cash Balance Plan but for Internal Revenue Code limitations on pay and benefits under tax-qualified plans. Account balances in the Cash Balance Restoration Plan earn interest and are fully vested after three years of service.
Retiring employees may elect to receive the retirement date present value of their vested accumulated retirement benefits in a single lump sum payment. Alternatively, they may elect an annuity that provides the actuarial equivalent of the lump sum benefit.
We summarize below the present value of accumulated benefits under the various retirement plans at December 31, 2023, for each of our executive officers named in the 2023 Summary Compensation Table.
PENSION BENEFITS AT YEAR-END
	Plan	Years of Credited Service	Present Value of Accumulated Benefit(A)
Scott D. Drury(B)	Cash Balance Plan	38	$816,102
	Supplemental Executive Retirement Plan	38	$9,999,965
	Total		$10,816,067
Maryam S. Brown(C)	Cash Balance Plan	7	$159,190
	Cash Balance Restoration Plan	7	$260,057
	Total		$419,247
Jimmie I. Cho(B)	Cash Balance Plan	32	$648,164
	Supplemental Executive Retirement Plan	32	$6,055,990
	Total		$6,704,154
David J. Barrett(C)	Cash Balance Plan	21	$547,922
	Cash Balance Restoration Plan	21	$413,423
	Total		$961,345
Mia L. DeMontigny(C)	Cash Balance Plan	8	$182,959
	Cash Balance Restoration Plan	8	$129,097
	Total		$312,056
(A)
Amounts are based on the assumptions used for financial reporting purposes set forth in Note 9 of the Notes to Consolidated Financial Statements contained in the 2023 Annual Report, except that retirement age has been assumed to be the earliest time at which the executive could retire under each of the plans without any benefit reduction due to age.

Amounts shown for the Cash Balance Plan are based on the greater of the amounts payable under the plan or the sum of the present value of the accumulated benefit payable under a frozen predecessor plan plus future cash balance accruals. The amounts shown for the Supplemental Executive Retirement Plan and the Cash Balance Restoration Plan are the present value of the incremental benefit over that provided by the Cash Balance Plan.

(B)
Mr. Drury is eligible for early retirement benefits under the defined benefit formula of the Supplemental Executive Retirement Plan. Mr. Cho is not yet vested in a benefit under the defined benefit formula of the Supplemental Executive Retirement Plan. However, Mr. Cho would have been entitled to the benefit that would have been received under the tax-qualified Cash Balance Plan but for Internal Revenue Code limitations on pay and benefits under tax-qualified plans. At December 31, 2023, Mr. Drury was age 58 and Mr. Cho was age 59. Had they retired at December 31, 2023 and received their benefits under the plans as a lump sum, their early retirement benefits would have been $14,852,008 for Mr. Drury and $1,107,351 for Mr. Cho.

(C)
Mss. Brown and DeMontigny and Mr. Barrett, who are not participants in the Supplemental Executive Retirement Plan, are vested in benefits under the Cash Balance Plan and nonqualified Cash Balance Restoration Plan. Had their respective employment terminated on December 31, 2023, their benefits would have been $487,653 for Ms. Brown, $1,014,693 for Mr. Barrett, and $354,093 for Ms. DeMontigny.

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Nonqualified Deferred Compensation
Sempra’s nonqualified Employee and Director Savings Plan permits executives to elect on a year-by-year basis to defer the receipt of up to 85% of their annual salary and performance-based annual bonus for payment in installments or in a lump sum at a future date in connection with an executive’s separation of service from the company or on a fixed in-service distribution date. Executive officers also may defer all or a portion of certain performance-based restricted stock unit awards upon vesting.
The timing and form of distribution are selected by the executive at the time of the deferral election, and subsequent changes are limited. In the event of a change in control of Sempra, participant accounts are distributed in a lump sum immediately prior to the date of the change in control. Deferred amounts are fully vested and earn interest at a rate reset annually to the higher of 110% of the Moody’s Corporate Bond Yield Average Rate or the Moody’s Corporate Bond Yield Average Rate plus 1% (5.69% for 2023) or, at the election of the executive, are deemed invested in investment accounts that mirror the investment accounts available under the tax-qualified 401(k) savings plans in which all employees may participate. Deferrals of performance-based restricted stock unit awards cannot be transferred into other investments and are paid out in shares of common stock in accordance with the officer’s payout elections following separation of service from the company.
The Internal Revenue Code places annual limits on the amounts that employees and employers can defer into a 401(k) savings plan.
Because of these limits, matching contributions for deferred compensation plan participants are made through the deferred compensation plan. The deferred compensation matching contribution is equal to one-half of the first 6% of the employee’s contributions plus one-fifth of the next 5% of the employee’s contributions less an offset for 401(k) savings plan matching contributions. There are no company matching contributions on deferrals of performance-based restricted stock unit awards.
All employee contributions and related investment earnings in the deferred compensation plan vest immediately. New participants are immediately eligible for company matching contributions and company matching contributions (including related earnings) vest after one year of service.
We summarize below information regarding the participation by each of our named executive officers in Sempra’s nonqualified deferred compensation plans.
2023 NONQUALIFIED DEFERRED COMPENSATION
	Executive Contributions in 2023(A)	Company Contributions in 2023(B)	Aggregate Earnings in 2023(C)	Aggregate Distributions in 2023(D)	Aggregate Balance at 12/31/23(E)
Scott D. Drury	─	─	$58,399	─	$1,258,077
Maryam S. Brown	$31,350	$8,028	$22,077	─	$480,334
Jimmie I. Cho	$1,459,081	$29,245	$603,574	$(27,226)	$7,176,184
David J. Barrett	$79,853	$16,943	$26,638	─	$364,114
Mia L. DeMontigny	$37,697	$3,956	$29,330	─	$195,223
(A)
Executive contributions consist of deferrals of salary and performance-based annual bonus that also are reported as compensation in the 2023 Summary Compensation Table, as well as the deferral at vesting of certain performance-based restricted stock unit awards. Timing differences between reporting bonus compensation in the 2023 Summary Compensation Table (which reports bonus amounts in the year for which they were earned) and related deferral dates (the date on which the bonuses would have been paid to the executive) may in any year result in lesser or greater amounts reported as executive contributions in this table than the amounts that have been reported as compensation for the same year in the 2023 Summary Compensation Table. Executive contributions in 2023 that are also included as 2023 salary reported in the 2023 Summary Compensation Table total $0 for Mr. Drury and Mss. Brown and DeMontigny; $363,192 for Mr. Cho; and $43,278 for Mr. Barrett. Deferrals of the 2023 performance-based annual bonus that was paid in March 2024 are not included in this table.

(B)
Company contributions are equal to one-half of the first 6% of the employee’s contributions plus one-fifth of the next 5% of the employee’s contributions less an offset for 401(k) savings plan matching contributions.

(C)
Earnings are measured as the difference in deferred account balances between the beginning and the end of the year plus nonqualified deferred compensation distributions (if applicable) and minus executive and company contributions made during the year. Earnings consisting of above-market interest also are reported in the 2023 Summary Compensation Table. Excluding above-market interest, earnings for 2023 were $37,268 for Mr. Drury; $21,287 for Ms. Brown; $530,766 for Mr. Cho; $22,736 for Mr. Barrett; and $29,330 for Ms. DeMontigny. These earnings are not reported in the 2022 Summary Compensation Table.

(D)	Mr. Cho received an in-service payment of nonqualified deferred compensation in the amount of $27,226 during the year ended December 31, 2023.
(E)
Year-end balances consist of executive and company contributions and earnings on contributed amounts, less any distributions. All contributions and all earnings that consist of above-market interest have been included in the 2023 Summary Compensation Table for 2023 or prior years. Such aggregate amounts (other than the 2020 bonus paid in 2021) reported in the 2023 Summary Compensation Table for fiscal years 2021, 2022 and 2022 are $209,284 for Mr. Drury; $284,048 for Ms. Brown; $2,185,425 for Mr. Cho; $158,231 for Mr. Barrett; and $112,602 for Ms. DeMontigny. These amounts do not include deferrals of the 2023 performance-based annual bonus paid in March 2024 but do include deferrals of the 2020 performance-based annual bonus paid in March 2021.

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Severance and Change in Control Benefits
Each of our named executive officers has a severance pay agreement. Each agreement is for a three-year term and is automatically extended for an additional year upon each agreement’s anniversary unless we or the executive elect not to extend the term.
The severance pay agreements provide executives with severance benefits in the event that we were to terminate the executive’s employment during the agreement’s term for reasons other than “cause” or as a result of death or disability, or the executive were to resign for “good reason.” The nature and amount of the severance benefits vary depending on the executive’s position, and increased benefits are provided if, upon termination, the executive enters into an agreement to provide consulting services for two years and agrees to abide by certain covenants regarding non-solicitation of employees and information confidentiality. Additional benefits also are provided if the termination of employment were to occur within two years following a “change in control” of Sempra.
The definitions of “cause” and “good reason” vary depending on whether the termination of employment occurs following a change in control of Sempra. However, “cause” is generally defined to include a willful and continued failure by the executive to perform his or her duties for the company, and “good reason” is generally defined to include adverse changes in the executive’s responsibilities, compensation and benefit opportunities and, following a change in control, certain changes in employment location. A “change in control” is defined in the agreements to generally include events resulting in a change in the effective control of Sempra or a change in the ownership of a substantial portion of Sempra’s assets.
Awards granted under the Sempra 2019 LTIP, which constitute all outstanding awards that have not fully vested, include a “double-trigger” provision for vesting of equity in connection with a change in control. Restricted stock unit awards issued to date under the plan provide for continuation following a change in control through the new company’s assumption of the awards or the issuance of replacement awards. Replacement awards must meet certain criteria, which are described in Article 14 of the Sempra 2019 LTIP. If awards are not assumed or replaced, or if an employee is eligible for retirement (age 55 or older with five or more years of service) as of the date of the change in control, awards would vest upon the change in control. If such awards are subject to performance-based vesting, such awards would vest at the greater of the target performance level or the actual performance level had the performance period ended on the last day of the calendar year immediately preceding the date of the change in control (or, for awards based on TSR, had the performance period ended on the date of the change in control). Messrs. Drury, Cho and Barrett have reached age 55 and completed at least five years of service and thus are eligible for retirement. In addition, any outstanding awards would immediately vest upon an executive’s involuntary termination other than for cause, resignation for “good reason,” death, disability or retirement, in each case during the three-year period following a change in control. Service-based awards also vest upon an executive’s death.
With respect to performance-based awards, if an executive’s employment is terminated after the executive has reached age 55 and completed five years of service (and the termination is other than for cause), and the termination occurs after completion of one year of the applicable performance or service period (or after November 30th of the year in which the grant was made if the executive has attained age 62), the executive’s award is not forfeited as a result of the termination of employment. Performance-based awards continue to be subject to forfeiture based on the extent to which the related performance goals have been satisfied at the end of the applicable performance period. If an executive’s employment is terminated and the executive has not met the retirement eligibility criteria specified in the award agreement or the termination is for cause, performance-based awards are forfeited.
With respect to service-based awards, if an executive’s employment is terminated during the service period, the award is forfeited, subject to earlier vesting upon a change in control of Sempra, the death of the executive, at the discretion of the Compensation and Talent Development Committee of the Sempra Board of Directors or as otherwise provided in connection with the grant of the award.
We summarize below the benefits each of our executive officers named in the 2023 Summary Compensation Table would have been entitled to receive had we terminated his or her employment (other than for cause) at December 31, 2023, or had the executive resigned for “good reason” on that date, and the benefits each executive would have been entitled to receive had such termination occurred (or such termination was deemed to have occurred in cases of certain involuntary terminations in connection with or in anticipation of a change in control) within two years following a change in control of Sempra (or within three years for purposes of certain equity award acceleration, and assuming such awards were assumed or replaced in such change in control). These amounts assume the executive had entered into a two-year consulting, non-solicitation and confidentiality agreement providing for enhanced severance. We also show the benefits that each executive would have been entitled to receive in the event of his or her death on December 31, 2023. In addition, we show the benefits that each named executive officer would have been entitled to receive (accelerated vesting of restricted stock units) had a change in control of Sempra occurred on December 31, 2023, whether or not accompanied or followed by a termination of the executive’s employment.
37

SEVERANCE AND CHANGE IN CONTROL BENEFITS
	Termination of Employment by the Company Without Cause or by the Executive Officer for Good Reason or Death			Change in Control Only
	Unrelated to a Change in Control	Related to a Change in Control	Resulting from Death	(Without Termination of Employment)
Scott D. Drury
Lump Sum Cash Payment(A)	$ 2,328,350	$3,104,467
Acceleration of Existing Equity Awards(B)		5,250,175	$ 1,173,632	$ 5,250,175
Enhanced Retirement Benefits(C)
Health & Welfare Benefits(D)	31,196	65,040
Financial Planning(E)	37,500	50,000
Outplacement	50,000	50,000
Total	$ 2,447,046	$8,519,682	$ 1,173,632	$ 5,250,175
Maryam S. Brown
Lump Sum Cash Payment(A)	$1,511,900	$2,041,200
Acceleration of Existing Equity Awards(B)		3,306,254	$920,670
Enhanced Retirement Benefits(C)
Health & Welfare Benefits(D)	44,505	63,448
Financial Planning(E)	37,500	50,000
Outplacement	50,000	50,000
Total	$ 1,643,905	$5,510,902	$920,670	$─
Jimmie I. Cho
Lump Sum Cash Payment(A)	$ 1,500,150	$2,031,700
Acceleration of Existing Equity Awards(B)		3,097,528	$724,103	$ 3,097,528
Enhanced Retirement Benefits(C)		8,075,098	8,075,098
Health & Welfare Benefits(D)	25,682	60,166
Financial Planning(E)	37,500	50,000
Outplacement	50,000	50,000
Total	$ 1,613,332	$ 13,364,492	$ 8,799,201	$ 3,097,528
David J. Barrett
Lump Sum Cash Payment(A)	$ 1,057,600	$1,586,400
Acceleration of Existing Equity Awards(B)		1,392,130	$353,214	$ 1,392,130
Enhanced Retirement Benefits(C)
Health & Welfare Benefits(D)	43,958	61,376
Financial Planning(E)	37,500	50,000
Outplacement	50,000	50,000
Total	$ 1,189,058	$3,139,906	$353,214	$ 1,392,130
Mia L. DeMontigny
Lump Sum Cash Payment(A)	$ 1,042,300	$1,563,450
Acceleration of Existing Equity Awards(B)		1,316,149	$275,666
Enhanced Retirement Benefits(C)
Health & Welfare Benefits(D)	44,180	61,678
Financial Planning(E)	37,500	50,000
Outplacement	50,000	50,000
Total	$ 1,173,980	$3,041,277	$275,666	$─
(A)
The severance payment is equal to one-half times (one times if related to a change in control for Ms. Brown and Messrs. Drury and Cho and 1.25 times if related to a change in control for Mr. Barrett and Ms. DeMontigny) the sum of annual base salary and Bonus (as defined below). An additional one times the sum of annual

38

base salary and Bonus is conditioned upon the executive’s agreement to provide post-termination consulting services and abide by restrictive covenants related to non-solicitation and confidentiality. In addition, in the event a termination occurs or is deemed to occur within two years following a change in control, or in the event of an executive’s death or disability, an executive will also receive a prorated Bonus for the year of termination. If the executive receives a bonus under the EICP for the year of termination, such bonus is offset by the prorated Bonus provided under the severance pay agreement. For each of the named executive officers other than Ms. Brown and Mr. Cho, the amount shown in the table above excludes payment of the bonus earned in the year of termination because their actual 2023 bonuses under the EICP exceed the Bonus payable under the severance pay agreement. For Ms. Brown and Mr. Cho, the amount shown in the table above includes payment of their bonuses earned in the year of termination because their actual 2023 bonuses under the EICP were less than the Bonus payable under the severance pay agreement. “Bonus” for purposes of calculating the cash payments under the severance pay agreements is based on the higher of the average of the last three bonuses under the EICP or the target annual bonus under the EICP for the year in which the termination occurs.
(B)
Fair market value at December 31, 2023, of shares subject to performance-based and service-based restricted stock units for which forfeiture restrictions would terminate. Includes the value of the 2021 performance-based restricted stock unit awards that vested in early 2024. The value realized upon the vesting of these awards is discussed in Note B to the 2023 Option Exercises and Stock Vested table above. Any outstanding awards would immediately vest upon an executive’s involuntary termination (other than for cause), termination for “good reason”, death, disability or retirement, in each case that occurs or is deemed to occur during the three-year period following a change in control for the amounts listed under the “Related to a Change in Control” column and upon these events for the amounts listed under the “Unrelated to a Change in Control” column. Assuming any outstanding awards were assumed or replaced in a change in control, such awards would immediately vest upon a change in control without an accompanying termination only if an employee is eligible for retirement (age 55 or older with five or more years of service) as of the date of the change in control for the amounts listed under the “Change in Control Only” column. Service-based awards would vest upon an executive’s death.

(C)
For Mr. Cho, the amount shown for termination related to a change in control is the incremental actuarial value assuming that he had attained age 62, but reduced for applicable early retirement factors. For termination resulting from death, the $8,075,098 shown for Mr. Cho is the difference between the death benefit under the plan and the benefit that would have been payable in connection with a voluntary termination on December 31, 2023. For the other named executive officers, there is no difference between the death benefit and the benefit payable in connection with a voluntary termination.

(D)
Estimated value associated with continuation of health benefits for 18 months for termination unrelated to a change in control and continuation of health, life, disability and accident benefits for two years for termination related to a change in control.

(E)
Estimated value associated with continuation of financial planning services for 18 months for termination unrelated to a change in control, and two years for termination related to a change in control.

(F)
Under the severance pay agreements, the change in control severance payments may be reduced to ensure that the total benefit falls below the excise tax threshold under Section 280G of the Internal Revenue Code. Such reduction will not apply if the executive’s net after-tax unreduced benefit would equal or exceed 105% of the net after-tax reduced benefit.

Executive officers who voluntarily terminate their employment (other than for “good reason”) or whose employment is terminated by the company for cause are not entitled to severance benefits. Executives also may be eligible for certain payments under the retirement or deferred compensation plans as described above under “Compensation Discussion and Analysis—Compensation Components—Benefit Plans,” “Pension Benefits,” and “Nonqualified Deferred Compensation.”
39

Pay-Versus-Performance
The information below has been prepared in accordance with the SEC’s pay-versus-performance disclosure rules, which include a measure called “Compensation Actually Paid” (CAP).
It is important to note that CAP does not represent the actual amount of pay that has been fully earned or realized, either in the year set forth in the table or at all. For a fulsome description of our executive compensation program and the alignment of executive compensation and performance for our principal executive officer (PEO) and our non-PEO named executive officers (Non-PEO NEOs), please refer to the Compensation Discussion and Analysis in this Information Statement.
2023 PAY-VERSUS-PERFORMANCE TABLE
Year (a)	Summary Compensation Table Total for First (Current) PEO(A) (b)	Compensation Actually Paid to First (Current) PEO(A) (c)	Summary Compensation Table Total for Second (Former) PEO(A) (b)	Compensation Actually Paid to Second (Former) PEO(A) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(A) (d)	Average Compensation Actually Paid to Non-PEO NEOs(A) (e)	Value of Initial Fixed $100 Investment Based on		Net Income (in millions)(C) (h)	EICP Earnings (in millions)(D) (i)
							Total Shareholder Return(B) (f)	Peer Group Total Shareholder Return(B) (g)
2023(E)	$4,586,867	$3,583,871	─	─	$1,879,380	$1,705,356	$113	$112	$812	$813
2022(E)	$3,088,519	$4,692,922	─	─	$1,548,720	$1,920,993	$113	$120	$600	$795
2021(E)	$4,472,412	$1,933,825	─	─	$1,628,645	$1,049,777	$94	$118	$(426)	$719
2020(E)	$6,369,579	$2,160,679	$4,904,319	$189,353	$3,274,389	$1,193,932	$87	$100	$505	$736
(A)
The amounts reported in the “Compensation Actually Paid to First (Current) PEO,” “Compensation Actually Paid to Second (Former) PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” columns do not reflect the actual compensation paid to or realized by the current PEO, former PEO or the Non-PEO NEOs during each applicable year. The calculation of compensation actually paid (CAP) for purposes of this table includes point-in-time valuations as required by the SEC’s prescribed methodology of stock awards and option awards (collectively, Equity Awards), including unvested Equity Awards, and these values fluctuate based on Sempra’s stock price. See the 2023 Summary Compensation Table (SCT) for the amounts of the current PEO’s and each of the Non-PEO NEO’s base salary, EICP award and certain other compensation and the 2023 Option Exercises and Stock Vested table for the value realized by each of them upon the vesting of restricted stock unit awards and the exercise of stock options, if any, during 2023.

The following adjustments were made to the amounts reported in the Total column of the SCT (SCT Total Compensation), which are reported in columns (b) and (d), to derive the CAP reported in columns (c) and (e), respectively:

First PEO (Current PEO): SCT Total Compensation to CAP Reconciliation
Year	Total Compensation Reported in SCT	Equity Awards Reported in SCT(1)	Adjusted Equity Awards Included in CAP(2)	Change in Pension Value Reported in SCT(3)	Adjusted Change in Pension Value Included in CAP(4)	CAP
2023	$4,586,867	$(1,471,963)	$1,605,094	$(1,193,324)	$57,197	$3,583,871
2022	$3,088,519	$(1,348,006)	$2,883,132	─	$69,277	$4,692,922
2021	$4,472,412	$(1,255,825)	$202,289	$(1,546,479)	$61,428	$1,933,825
2020	$6,369,579	$(1,800,889)	$529,256	$(2,984,800)	$47,533	$2,160,679
Second PEO (Former PEO): SCT Total Compensation to CAP Reconciliation
Year	Total Compensation Reported in SCT	Equity Awards Reported in SCT(1)	Adjusted Equity Awards Included in CAP(2)	Change in Pension Value Reported in SCT(3)	Adjusted Change in Pension Value Included in CAP(4)	CAP
2023	─	─	─	─	─	─
2022	─	─	─	─	─	─
2021	─	─	─	─	─	─
2020	$4,904,319	$(1,108,983)	$(951,361)	$(2,676,222)	$21,600	$189,353
40

Non-PEO NEOs: SCT Total Compensation to CAP Reconciliation
Year	Average Total Compensation Reported in SCT	Average Equity Awards Reported in SCT(1)	Average Adjusted Equity Awards Included in CAP(2)	Average Change in Pension Value Reported in SCT(3)	Average Adjusted Change in Pension Value Included in CAP(4)	Average CAP
2023	$1,879,380	$(706,945)	$751,235	$(260,441)	$42,127	$1,705,356
2022	$1,548,720	$(970,784)	$1,312,491	$(15,449)	$46,015	$1,920,993
2021	$1,628,645	$(538,368)	$129,927	$(207,724)	$37,297	$1,049,777
2020	$3,274,389	$(746,517)	$322,265	$(1,692,927)	$36,722	$1,193,932
(1)
The amounts in this column are equal to the amounts in the “Stock Awards” column of the 2023 Summary Compensation Table (or, for the Non-PEO NEOs, the average of such amounts), which represent the grant date fair value of Equity Awards granted in the applicable year.

(2)	The amounts set forth in the following tables are reflected in this column:
First PEO (Current PEO): Equity Award Values Included in CAP
Year	Year-End Fair Value of Current Year Unvested Equity Awards(i)	Change in Fair Value of Prior Years' Equity Awards Unvested at Year-End(ii)	Fair Value of Equity Awards Granted and Vested in Same Year(iii)	Change in Fair Value between Prior Year-End and Vest Date of Equity Awards Vested in Current Year(iv)	Adjusted Stock Award Values Included in CAP
2023	$1,059,930	$518,050	─	$27,114	$1,605,094
2022	$1,845,640	$963,676	─	$73,816	$2,883,132
2021	$1,261,881	$(1,014,052)	─	$(45,540)	$202,289
2020	$1,740,517	$(1,231,612)	─	$20,351	$529,256
Second PEO (Former PEO): Equity Award Values Included in CAP
Year	Year-End Fair Value of Current Year Unvested Equity Awards(i)	Change in Fair Value of Prior Years' Equity Awards Unvested at Year-End(ii)	Fair Value of Equity Awards Granted and Vested in Same Year(iii)	Change in Fair Value between Prior Year-End and Vest Date of Equity Awards Vested in Current Year(iv)	Adjusted Stock Award Values Included in CAP
2023	─	─	─	─	─
2022	─	─	─	─	─
2021	─	─	─	─	─
2020	─	$(1,896,159)	$271,097	$673,701	$(951,361)
Non-PEO NEOs: Equity Award Values Included in CAP
Year	Average Year- End Fair Value of Current Year Unvested Equity Awards(i)	Average Change in Fair Value of Prior Years' Equity Awards Unvested at Year-End(ii)	Average Fair Value of Equity Awards Granted and Vested in Same Year(iii)	Average Change in Fair Value between Prior Year-End and Vest Date of Equity Awards Vested in Current Year(iv)	Average Adjusted Stock Award Values Included in CAP
2023	$522,873	$215,984	─	$12,378	$751,235
2022	$854,833	$422,955	─	$34,703	$1,312,491
2021	$540,967	$(402,501)	─	$(8,539)	$129,927
2020	$726,168	$(411,730)	─	$7,827	$322,265
(i)
the year-end fair value of any Equity Awards granted in the applicable year that were outstanding and unvested as of the end of the applicable year (or, for the Non-PEO NEOs, the average of such year-end fair values);

(ii)
the amount of change as of the end of the applicable year (from the end of the prior year) in the fair value of Equity Awards granted in prior years that were outstanding and unvested as of the end of the applicable year (or, for the Non-PEO NEOs, the average of such amounts of change);

41

(iii)	the fair value as of the vesting date of Equity Awards that were granted and vested in the same applicable year (or, for the Non-PEO NEOs, the average of such fair values); and
(iv)
the amount of change as of the vesting date (from the end of the prior year) in the fair value of Equity Awards that were granted in prior years and vested in the applicable year (or, for the Non-PEO NEOs, the average of such amounts of change).

No Equity Awards were granted in prior years that were determined to fail to meet the applicable vesting conditions during the applicable year and no dollar value of dividends or other earnings paid on Equity Awards in the applicable year is not otherwise reflected in the fair value of such award.

The value of Equity Awards included in CAP, as reported in columns (c) and (e), is impacted by changes in Sempra’s stock price. The year-end price of Sempra’s common stock was $74.73 in 2023, $77.27 in 2022, $66.14 in 2021, $63.705 in 2020 and $75.74 in 2019.

(3)
The amounts in this column reflect the aggregate change in the actuarial present value of accumulated benefits under all defined benefit and actuarial pension plans reported in the 2023 Summary Compensation Table. Above-market interest on non-qualified deferred compensation reported in the 2023 Summary Compensation Table are not reflected.

(4)
The amounts in this column reflect the actuarily determined service cost for services rendered during each applicable year under all defined benefit and actuarial pension plans. There were no plan amendments to defined benefit and actuarial pension plans during the applicable years that resulted in adjustments for prior service costs.

(B)
SoCalGas does not have publicly traded common stock, and the Equity Awards granted to the PEOs and Non-PEO NEOs are all based in Sempra common stock. As a result, the TSR shown in the table is Sempra’s TSR. The cumulative TSR reflected in each of columns (f) and (g) reflects a four-year measurement period for 2023, a three-year measurement period for 2022, a two-year measurement period for 2021 and a one-year measurement period for 2020, in each case for the period starting on December 31, 2019 and assuming the reinvestment of all dividends. Consistent with the performance graph included in the 2023 Annual Report, the peer group TSR in column (g) is calculated using the S&P 500 Utilities Index as the peer group, with the returns of each component issuer in such index weighted according to the respective issuers’ market capitalization.

As part of our compensation program, Equity Awards were granted to our named executive officers in 2020, 2021, 2022 and 2023 that use multiple performance measures, including Sempra TSR relative to the S&P 500 Utilities Index and the S&P 500 Index. The TSR for the S&P 500 Utilities Index reflected in column (g) differs from the TSR used for our restricted stock unit awards because the TSR reflected in column (g) is based on the market-capitalization-weighted index while the TSR used for our performance-based restricted stock unit awards is based on Sempra’s TSR percentile ranking relative to the companies in the S&P 500 Utilities Index, excluding water companies, or the companies in the S&P 500 Index, in each case for the three-year performance period for such awards. For additional information about the performance measures used in our annual long-term incentive plan awards, see “Compensation Components—Long-Term Equity-Based Incentives—What were the performance goals for the 2023 performance-based restricted stock units?” in the Compensation Discussion and Analysis in this Information Statement.

The value of Sempra’s TSR is impacted by changes in Sempra’s stock price. The year-end price of Sempra’s common stock was $74.73 in 2023, $77.27 in 2022, $66.14 in 2021, $63.705 in 2020 and $75.74 in 2019.

(C)	Net income represents the amount of net income reflected in our audited financial statements for the applicable fiscal year and includes preferred stock dividends.

CAP, as reported in columns (c) and (e), includes cash awards under the EICP. The company financial performance measure under the plan is EICP Earnings. A description of EICP Earnings and its relationship to net income is provided below in footnote (D).

(D)
Although we use numerous financial and non-financial performance measures for the purpose of evaluating company performance for our executive compensation program, we have determined that EICP Earnings is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in this table) used to link CAP for the most recently completed fiscal year to company performance. The SoCalGas Board of Directors uses EICP Earnings, a non-GAAP financial measure, as the company financial performance measure in the EICP. The amount reported in column (i), which represents earnings used for EICP purposes (or EICP Earnings), is calculated as SoCalGas’s GAAP net income, excluding preferred stock dividends and subject to certain other predefined adjustments. EICP Earnings may be higher or lower than earnings reported in our financial statements (labeled as “earnings attributable to common shares” or “GAAP Earnings”) due to these adjustments, which are described in “Compensation Components—Performance-Based Annual Bonuses—How were the EICP earnings goals determined?” and “—What adjustments were applied to GAAP earnings to determine EICP earnings?” in the Compensation Discussion and Analysis in this Information Statement. For additional information about the performance measures used in the EICP, see “Compensation Components—Performance-Based Annual Bonuses—What were the 2022 annual bonus performance goals for the named executive officers?” and “—What were the performance results for the 2023 Executive Incentive Compensation Plan?” in the Compensation Discussion and Analysis in this Information Statement.

(E)
The current PEO for 2023, 2022, 2021 and August-December 2020 was Mr. Drury. The former PEO for January-July 2020 was Mr. J. Bret Lane. The Non-PEO NEOs for 2022 were Mss. Brown and DeMontigny and Messrs. Cho and Barrett, the Non-PEO NEOs for 2021 were Mss. Brown and DeMontigny and Messrs. Cho and Jeffery L. Walker and the Non-PEO NEOs for 2020 were Mss. Brown and DeMontigny and Messrs. Cho and Barrett.

Certain CAP Relationships
The relationships between Sempra’s TSR and the peer group TSR reported in the 2023 Pay-Versus-Performance table above, as well as between CAP and Sempra’s TSR, SoCalGas net income and EICP Earnings are shown below. As shown in these charts and as more fully described in the notes to the 2023 Pay-Versus-Performance table above and the Compensation Discussion and Analysis in this Information Statement, there is some alignment between CAP and Sempra’s TSR and the company’s EICP Earnings, as these are measures that have been selected for use in various elements of our executive compensation program for purposes of aligning executive compensation with company performance. Importantly, because a significant portion of target total direct pay to our named executive officers is delivered in the form of long-term equity-based incentives (53% for our PEO and an average of 47% for our Non-PEO NEOs), the change in CAP over time is driven primarily by the price Sempra’s common stock and our performance against the metrics that determine vesting of our performance-based restricted stock units, which significantly influences the fair value of Equity Awards as calculated for purposes of CAP and was the primary driver of the decrease in CAP from 2022 to 2023 in spite of the slight increase in TSR and EICP Earnings over the same period. There is less alignment between CAP and the company’s net income because net income, which includes amounts that are not indicative of the company’s performance, is not used in our executive compensation programs for this purpose.
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CAP vs. TSR

$5
$4
$3
$2
$1
$0
CAP ($M)
$125
$100
$75
$50
$25
$0
TSR - Value of Initial Fixed $100 Investment
2020
2021
2022
2023
First PEO CAP
Second PEO CAP
Avg Non-PEO NEO CAP
Sempra TSR
S&P 500 Utilities Index TSR

CAP vs. Net Income
CAP ($M)
$5.0
$4.5
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
Net Income ($M)
$1,000
$800
$600
$400
$200
$-
$(200)
$(400)
$(600)
2020
2021
2022
2023
First PEO CAP
Second PEO CAP
Avg Non-PEO NEO CAP
SoCalGas Net Income

CAP vs. EICP Earnings
$5.0
$4.5
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
CAP ($M)
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
EICP Earnings ($M)
2020
2021
2022
2023
First PEO CAP
Second PEO CAP
Avg Non-PEO NEO CAP
SoCalGas EICP Earnings

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Important Performance Measures
As described in the Compensation Discussion and Analysis in this Information Statement, one of the key principles of our executive compensation philosophy is to align pay with short-term and long-term company performance. In our assessment, the most important performance measures used to link executive compensation actually paid to our named executive officers for the most recently completed fiscal year to the company’s performance are listed in the table below. This list includes Safety Measures, which are non-financial performance measures.
Performance Measure	Description
EICP Earnings	See footnote (D) to the 2023 Pay-Versus-Performance table for information about the use of EICP Earnings in our 2023 executive compensation program.
Sempra Relative TSR vs. S&P 500 Utilities Index	See footnote (B) to the 2023 Pay-Versus-Performance table for information about the use of Sempra’s relative TSR in our 2023 executive compensation program.
Sempra Relative TSR vs. S&P 500 Index	See footnote (B) to the 2023 Pay-Versus-Performance table for information about the use of Sempra’s relative TSR in our 2023 executive compensation program.
Sempra EPS Growth
Our annual long-term incentive plan awards granted in 2020, 2021, 2022 and 2023 include a performance-based restricted stock unit award linked to Sempra’s relative EPS growth. The award measures the CAGR of Sempra’s EPS for the relevant three-year period, and the payout scale is based on the three-year analyst consensus estimates for the companies constituting the S&P 500 Utilities Index, excluding water companies. Calculation of EPS for purposes of the applicable LTIP award cycle includes certain adjustments, as described under “Compensation Components—Long-Term Equity-Based Incentives—What were the performance goals for the 2023 performance-based restricted stock units?” in the Compensation Discussion and Analysis in this Information Statement.

Safety and Safety Management Systems
The EICP includes safety measures and measures related to safety management systems as one of its performance measures. These measures are described under “Compensation Components—Performance-Based Annual Bonuses—What were the performance results for the 2023 Executive Incentive Compensation Plan?”

Customer Service and Other Stakeholders
The EICP includes customer service and other stakeholder-focused measures as one of its performance measures. These measures are described under “Compensation Components—Performance-Based Annual Bonuses—What were the performance results for the 2023 Executive Incentive Compensation Plan?” in the Compensation Discussion and Analysis in this Information Statement.

Ratio of CEO to Median Employee Pay
The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. In addition to our full-time workforce, our employee population includes a substantial percentage of part-time employees. Given the different methodologies that various public companies use to determine an estimate of their pay ratio and the differences in employee populations, the estimated ratio reported below should not be used as a basis for comparison between companies.
SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. We determined a median employee in 2023 based on a measurement date of December 31, 2023. In determining that median employee, we used a definition of compensation, or “consistently applied compensation measure” (CACM), that included 2023 base salary and selected the median employee from a group of employees who received compensation within plus or minus 1% of the median CACM.
To calculate the 2023 pay ratio, we calculated 2023 compensation for Mr. Drury and the median employee using the methodology used for the 2023 Summary Compensation Table plus health and welfare and other nondiscriminatory benefits, which are a key part of our total rewards program. Using this methodology, the 2023 total compensation of our median employee was $163,328 and the 2023 total compensation of our CEO was $4,606,550. For 2023, we estimate that the ratio of CEO pay to median employee pay was 28:1.
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SECURITY HOLDERS SHARING AN ADDRESS
If you share an address with another shareholder, you may receive only one copy of the materials for the Annual Shareholders Meeting (including this Information Statement, the accompanying Notice of Annual Shareholders Meeting and the 2023 Annual Report), unless you or the other shareholder have provided contrary instructions. If you wish to receive a separate copy of these materials, please request the additional copy by contacting us in writing at 488 8th Avenue, San Diego, California 92101, Attention: Shareholder Services, or by phone at (877) 736-7727. A separate copy of the materials will be sent promptly following receipt of your request. If you are a shareholder of record and you wish to receive a separate copy of the materials for our annual shareholders meetings in the future or you have received multiple copies of the materials for the Annual Shareholders Meeting and you wish to receive only one copy in the future, please contact us by writing to 488 8th Avenue, San Diego, California 92101, Attention: Shareholder Services, or by calling (877) 736-7727. If you are a beneficial owner of shares held by a bank, broker or other nominee and you wish to receive a separate copy of the materials for our annual shareholders meetings in the future or you have received multiple copies of materials for the Annual Shareholders Meeting and you wish to receive only one copy in the future, please contact your bank, broker or nominee directly.
OTHER MATTERS
We are not aware of any item that may be voted on at the Annual Shareholders Meeting that is not described in this Information Statement, nor have we received notice of any such item by the deadline prescribed by Rule 14a-4(c)(1) under the Exchange Act.
This Information Statement and the accompanying Notice of Annual Shareholders Meeting are sent by order of the Board of Directors of Southern California Gas Company.
Jennifer A. DeMarco
Corporate Secretary

Dated: April 25, 2024
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APPENDIX A
Southern California Gas Company
Compensation Committee Charter
The Compensation Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Southern California Gas Company (the “Company”).
I
Purpose
The purpose of the Committee is to assist the Board in discharging the Board’s responsibilities relating to oversight of the evaluation and compensation of the Company’s executive officers, and other officers, if any (“Officers”), and other matters as directed by the Board, including (i) evaluating the performance of Officers; (ii) determining annual salaries and awards under the Company’s Incentive Compensation Plans (“ICP”) of Officers (“Officer ICP Awards”); and (iii) making recommendations for Officers awards under Sempra’s long-term incentive plans (“LTIP”) and nominations of Company non-officer employees for participation in the LTIP (collectively, “Compensation Matters”) (the “Purpose”).
II
Structure
2.1	Composition of the Committee
The Committee consists of not fewer than three members of the Board. The Committee’s members, including its chair, are appointed by the Board. The Board also may appoint one or more directors as alternate members of the Committee to replace any vacancy or absent member at any Committee meeting.
All Committee members and alternate Committee members serve at the pleasure of the Board and any member or alternate member may be removed, with or without cause, by the Board.
2.2	Power and Authority
In addition to the powers and responsibilities expressly delegated to the Committee in this charter, the members of the Committee may exercise any other powers or authority as are not inconsistent with this charter or the parameters from time to time established by the Board and which are reasonably necessary to perform their duties and obligations and to carry out any other responsibilities as are from time to time delegated to it by the Board.
The powers and responsibilities delegated to the Committee may be exercised in any manner as the Committee deems appropriate (including delegation to subcommittees or working groups of the Committee) and without any requirement for Board approval, except as otherwise required by applicable law or the Company’s charter or bylaws or as otherwise specified in this charter or the authority delegated by the Board. While acting within the scope of the powers and responsibilities delegated to it, the Committee may exercise all the powers and authority of the Board and, to the fullest extent permitted by law, has the authority to determine which matters are within the scope of such delegated powers and authority.
The Committee has the sole authority to retain and terminate and approve the fees and other retention terms of compensation consultants used to assist the Committee in performing its duties and responsibilities and to retain independent counsel and other consultants, advisors and experts (accounting, financial or otherwise) (collectively “Professional Advisors”) and also may use the services of the Company’s regular counsel (whether in-house or outside counsel) or other advisors to the Company as deemed appropriate by the Committee. The Company will provide appropriate funding, as determined by the Committee, for payment of compensation to Professional Advisors retained by the Committee, and such resources as otherwise required for the Committee to discharge its duties and responsibilities.
2.3	Procedures
The Committee will determine its own rules of procedure with respect to the call, place, time and frequency of its meetings. In the absence of such rules, the Committee will meet at the call of its chair, or any member of the Committee, as appropriate to accomplish the purposes of the Committee. Meetings may be attended in person, by telephone conference or by video conference. Notice of meetings of the Committee will be given as provided in the Company’s bylaws.
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A majority or, if an even number, fifty percent (50%), of the members of the Committee will constitute a quorum for the transaction of business. The Committee shall meet as frequently as deemed appropriate by the chair of the Committee in order to comply with its responsibilities as set forth in the Purpose.
The Committee may take any action by a written consent executed by all of its members.
Directors who are not members of the Committee may attend and observe meetings of the Committee but shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of management or any other person, including, but not limited to, its Professional Advisors and Legal Counsel, whose presence the Committee believes to be desirable and appropriate.
In the absence of the Committee’s chair at a meeting, the Committee members in attendance may appoint an acting chair from the members attending the meeting.
The chair of the Committee or the acting chair will report on the Committee’s activities to the Board at appropriate times and as otherwise requested by the chairman of the Board.
2.4	Committee Secretary
The Secretary of the Company will act as the Committee’s secretary absent the designation by the Committee of another individual as secretary of the meeting. The secretary shall keep minutes of the proceedings and carry out other functions as may be assigned from time to time by the Committee or the Committee chair.
III
Duties and Responsibilities
The Committee shall:
(a)	be responsible for and oversee Compensation Matters;
(b)	liaise and coordinate with the Safety Committee, as needed or appropriate or as otherwise requested by the Board, in connection with the determination of Officer ICP Awards;
(c)	report to the Board from time to time on the Committee’s activities and provide advice as may be requested by the Board;
(d)	coordinate the Committee’s efforts with the Company’s senior management, as and when the Committee may deem necessary or advisable;
(e)
be entitled, without further authorization from the Board, to consider such issues as it may consider relevant to the performance of its duties and responsibilities with respect to Compensation Matters;

(f)
perform such other duties and responsibilities with respect to Compensation Matters as may be assigned by the Board from time to time; provided, that the Committee shall not bind the Company in respect of any settlement or other similar agreement related to Compensation Matters unless such action is expressly authorized by the Board; and

(g)	annually review and revise this charter, as appropriate.
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